UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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ePlus inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPLUS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Thursday, September 13, 2012

To the Shareholders of ePlus inc.:

The Annual Meeting of Shareholders of ePlus inc., a Delaware corporation, will be held on September 13, 2012, at the Hyatt Regency, 1800 Presidents Street, Reston, Virginia, 20190 at 8:00 a.m. local time for the purposes stated below:

1.	To elect the directors named in the attached proxy statement, each to serve an annual term, and until their successors have been duly elected and qualified;

2.	To approve the 2012 Employee Long-Term Incentive Plan;

3.	To hold an advisory vote on the compensation of our named executive officers;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered accounting firm for our fiscal year ending March 31, 2013; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You are entitled to vote all shares of common stock registered in your name at the close of business on July 18, 2012. If your shares are held in the name of your broker or bank and you wish to attend the meeting in person, you should request your broker or bank to issue you a proxy covering your shares.

Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as soon as possible so that your shares may be represented at the meeting. Shareholders of record also have the option of voting their shares via the Internet or by using a toll-free telephone number. Instructions on how to vote either via the Internet or by telephone are included on the proxy card.

A list of shareholders entitled to vote at the 2012 annual meeting will be open to examination by any shareholder, for any purpose germane to the meeting, for ten days prior to the meeting, at ePlus inc.’s principal executive office, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

By Order of the Board of Directors

/s/ Erica S. Stoecker
July 30, 2012	Erica S. Stoecker
Corporate Secretary

YOUR VOTE IS IMPORTANT

BROKERS ARE NOT PERMITTED TO VOTE ON THE ELECTION OF DIRECTORS OR ON CERTAIN OTHER PROPOSALS WITHOUT INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER OR BANK, IT IS IMPORTANT THAT YOU VOTE. WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 13, 2012:

The Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders and the Annual Report for the fiscal year ended March 31, 2012, are available at http://www.eplus.com/proxy.

Fiscal Year 2012 Grants of Plan-Based Awards	24
Outstanding Equity Awards At Fiscal Year-End 2012	29
2012 Option Exercises and Stock Vested	29
2012 Nonqualified Deferred Compensation	30
Estimated Payments Upon Termination or Change in Control	31
Equity Compensation Plan Information	32

PROPOSALS	33

Proposal 1 - Election Of Directors	33
Proposal 2 – Approval of the 2012 Employee Long-Term Incentive Plan	36
Proposal 3 – Advisory Vote on Named Executive Officer Compensation	41
Proposal 4 – Ratification of The Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Our Fiscal Year Ending March 31, 2013	42

REPORT OF THE AUDIT COMMITTEE	43

ANNEX A	A-1

ePlus inc.	www.eplus.com

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ePlus inc. (sometimes referred to as “we,” “us,” “our,” “the Company” and “ePlus”), a Delaware corporation, is soliciting your proxy to vote at the 2012 Annual Meeting of Shareholders and at any adjournment or postponement thereof.  The annual meeting will be held on September 13, 2012, at 8:00 a.m. at the Hyatt Regency, 1800 Presidents Street, Reston, Virginia, 20190.  You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement.  However, you do not need to attend the annual meeting to vote your shares.  Instead, you may complete, sign and return the proxy card or, as described below, you may be able to vote by Internet or telephone.

Who is entitled to vote?

Only shareholders of record at the close of business on July 18, 2012, or “record date,” will be entitled to vote at the annual meeting.  On this record date, there were 8,059,543 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a registered shareholder and as a beneficial holder?

Shareholders of Record. If on the record date your shares were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record and a full set of the proxy materials were sent directly to you by the Company.  As a shareholder of record, you may vote in person at the annual meeting, by Internet, by phone or by mail using the proxy card.  Internet and telephone voting information is provided on the proxy card.  A control number, located on the proxy card, is designated to verify a shareholder’s identity and allow the shareholder to vote the shares and confirm that the voting instructions have been recorded properly.  Whether or not you plan to attend the annual meeting, we urge you to vote in advance of the annual meeting.

Beneficial Owner of Shares Held in Street Name. If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.”  The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting.  As a beneficial owner you have the right to direct your broker or other agent on how to vote the shares in your account. If your shares of ePlus stock are held in street name with a brokerage firm, you may vote by completing, signing and returning the voting instruction form provided by your broker.  You may also be able to vote by telephone or via the Internet if your broker makes these methods available.  Please see the voting instruction form provided by your broker. You are also invited to attend the annual meeting.  However, since you are not the shareholder of record you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

On what am I voting?

There are four matters scheduled for a vote:

•	Election of the eight directors named in this proxy statement to serve for an annual term (Proposal No. 1);
•	Approval of the 2012 Employee Long-Term Incentive Plan (Proposal No. 2);
•	An advisory vote on our executive compensation (Proposal No. 3); and
•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2013 (Proposal No. 4).

We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. However, if any other matters not described in this proxy statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

ePlus inc.	www.eplus.com

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);
•	“FOR” approval of the 2012 Employee Long-Term Incentive Plan (Proposal 2);
•	“FOR” the proposal regarding an advisory vote on executive compensation (Proposal No. 3); and
•	“FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013 (Proposal No. 4).

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are a shareholder of record, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy card with a later date, vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted).

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia, 20171.
•	You may attend the annual meeting and vote in person. Attending the annual meeting will not, by itself, revoke your proxy.

Please note that to be effective, your new proxy card or written notice of revocation must be received by the Corporate Secretary prior to the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other agent.  You may also vote in person at the annual meeting if you obtain a legally valid proxy from your broker or other agent as described above.

How are proxies voted?

All shares represented by valid proxies received prior to the annual meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors by the persons named as proxies and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

ePlus inc.	www.eplus.com

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013, (Proposal No. 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

The election of directors (Proposal No. 1), the approval of the 2012 Employee Long-Term Incentive Plan (Proposal No. 2), and the advisory vote on executive compensation (Proposal No. 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1, No. 2, and No. 3.

What are the voting requirements for each proposal?

For Proposal No. 1, the eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Broker non-votes and votes withheld will not have any effect.

For Proposal No. 2, approval of the 2012 Employee Long-Term Incentive Plan, the plan must receive an affirmative vote from the majority of shares present and entitled to vote either in person or by proxy.  If you abstain from voting, it will have the same effect as a vote against.  Broker non-votes will have no effect.

The favorable vote of holders of a majority of the shares entitled to vote and present in person or by proxy at the meeting will be required for the approval, on an advisory basis, of Proposal No. 3.  As advisory votes, these proposals are not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and will consider the outcome of the vote when making future compensation decisions.  Broker non-votes will have no effect.

Approval of Proposal No. 4 requires the affirmative vote of holders of a majority of shares entitled to vote and present in person or by proxy at the meeting.  Because this is a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to exist in connection with Proposal No. 4.

How are broker non-votes and abstentions treated?

A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter.  A share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of the holders of a majority of the shares present and entitled to vote on each such proposal in order to pass, an abstention will have the effect of a vote against each of the other proposals.

What is a quorum?

A quorum of shareholders is necessary to hold a valid annual meeting.  A quorum will be present if at least a majority of the outstanding shares entitled to vote at the annual meeting are represented by proxy or by shareholders present in person at the annual meeting.  On the record date, there were 8,059,543 shares outstanding and entitled to vote.  Thus, at least 4,029,772 shares must be represented by proxy or by shareholders present and entitled to vote at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank), vote via Internet or by telephone, or if you vote in person at the annual meeting.  We will count abstentions and broker non-votes for purposes of determining a quorum.  If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the annual meeting to another time or date.

ePlus inc.	www.eplus.com

Who pays for the cost of this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the proxy materials to beneficial owners.

How do I submit a proposal for the Annual Meeting of Shareholders in 2013?

To be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s annual meeting, your shareholder proposal must be submitted in writing by April 1, 2013, to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.  Proposals must be received by that date and satisfy the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, or Exchange Act, to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2013 Annual Meeting.

In accordance with our Bylaws, if you wish to submit a proposal for consideration at next year’s annual meeting that is not to be included in next year’s proxy materials, or wish to nominate a candidate for election to the Board of Directors at next year’s annual meeting, your proposal or nomination must be submitted in writing and received by the Corporate Secretary not less than 60 days before the date of the first anniversary of this 2012 annual meeting if the 2013 annual meeting is held within 30 days of the anniversary of this 2012 annual meeting, otherwise, within seven days after the first public announcement of the date of the 2013 annual meeting.

A submission by an ePlus shareholder must contain the specific information required in ePlus’ Bylaws.  If you would like a copy of ePlus’ current Bylaws, please write to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.  ePlus’ current Bylaws may also be found on the Company’s website at http://www.eplus.com/bylaws.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Can I find additional information on the Company’s website?

Yes.  Although the information contained on, or accessible through, our website is not part of this proxy statement, you will find information about ePlus and our corporate governance practices at http://www.eplus.com/investors.  Our website contains information about our Board, Board Committees and their charters, a copy of our Bylaws, and our Standard of Conduct and Ethics, Certificate of Incorporation and corporate governance guidelines.  Shareholders may obtain, without charge, hard copies of the above documents by writing to:  Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 13595 Dulles Technology Drive, Herndon, Virginia 20171. The Company’s main telephone number is (703) 984-8400.

CORPORATE GOVERNANCE

Role of the Board of Directors

Our Board plays an active role in overseeing management and representing the interests of shareholders. Directors are expected to attend Board meetings and the meetings of committees on which they serve. Directors are also frequently in communication with management between formal meetings. During the fiscal year ended March 31, 2012, the Board met a total of seven times. All directors attended at least 75% of the total Board and committee meetings to which they were assigned in the fiscal year ended March 31, 2012.  The Company does not have a policy about directors’ attendance at the annual meeting of shareholders.  Five members of the Board attended the last meeting of our shareholders.

ePlus inc.	www.eplus.com

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines and Policies, which were most recently reviewed and revised in February 2012, the Company’s current practice is to combine the Chief Executive Officer and Chairman roles.  The Board has determined that combining these positions serves the best interests of the Company and its shareholders at this time.  The Board believes that its Lead Independent Director best balances the need for effective and independent oversight of management with the need for strong, unified leadership.  Board oversight is enhanced by the fact that all of the Board’s key committees – Audit, Compensation, and Nominating and Corporate Governance, are comprised entirely of independent directors.  The Board, as part of its regular review of the effectiveness of the Company’s governance structure, reviews at least annually whether combining the roles of CEO and Chairman continue to serve the best interests of the Company and its shareholders.  Mr. C. Thomas Faulders III currently serves as our Lead Independent Director.

The Nominating and Corporate Governance Committee annually reviews and assesses the continuing effectiveness of the role of Lead Independent Director.  As provided in our Corporate Governance Guidelines and Policies, the Lead Independent Director’s responsibilities include:

•	Serve as a liaison between the CEO and independent directors;
•	Preside at regular executive sessions of independent directors, or at Board meetings when the Chairman is ill, absent, or otherwise unable to carry out the duties of Chairman;
•	Convene additional executive sessions of independent directors as needed, either at his own initiative or at the request of other independent directors;
•	In conjunction with the CEO, or committee chair as appropriate, determine board and committee agendas and the type of information that should be provided to the directors;
•	Discuss with the CEO the amount of time to be allotted for meeting agenda items;
•	Meet with ePlus shareholders, as appropriate; and
•	Review, in conjunction with the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee, factors that may affect a director’s independence.

The Board’s Role in Risk Oversight

The Board oversees the Company’s enterprise risk management process.  Management reviews the process with the full Board on a periodic basis, including identification of key risks and steps taken to monitor or mitigate them.  Although the full Board is responsible for this oversight function, the Audit, Compensation and Nominating and Corporate Governance Committees assist the Board in discharging its oversight duties.  Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined below, the Board itself remains responsible for the oversight of the Company’s risk management program.

The Audit Committee discusses with management and the independent auditor, as appropriate, (i) risks related to its duties and responsibilities as described in its charter, (ii) management’s policies and processes for risk assessment and risk management and (iii) in the period between the Board’s risk oversight reviews, management’s evaluation of the Company’s major risks and the steps management has taken or proposes to take to monitor and mitigate such risks.  The Company’s Compensation Committee reviews risks related to the subject matters enumerated in its charter, including the Company’s compensation programs and plans and incentive compensation and equity plans.  The Nominating and Corporate Governance Committee considers risk related to the subject matters for which it is responsible, primarily corporate governance matters.

Standard of Conduct and Ethics

We are committed to ethical behavior in all that we do.  Our Standard of Conduct and Ethics applies to all of our directors, officers and employees. It sets forth our policies and expectations on a number of topics, including our commitment to promoting a fair workplace, avoiding conflicts of interest, compliance with laws (including insider trading laws), appropriate relations with government officials and employees, and compliance with accounting principles.

ePlus inc.	www.eplus.com

We also maintain a toll-free hotline through which concerns may be raised regarding accounting or financial reporting matters, or other matters of concern.  The hotline is available to all employees, 7 days a week, 24 hours a day, in English and in Spanish. Employees using the hotline may choose to remain anonymous. All hotline inquiries are forwarded to a member of our Audit Committee, as well as to our general counsel and vice president of human resources.

Our Standard of Conduct and Ethics is posted on our website at http://www.eplus.com/ethics.  Printed copies of the Standard of Conduct and Ethics may be obtained by shareholders, without charge, by contacting Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171. We intend to make any required disclosures regarding any amendments of our Standard of Conduct and Ethics or waivers granted to any of our directors or executive officers on our website at www.eplus.com.

Identifying and Evaluating Nominees for Directors

Each year, the Nominating and Corporate Governance Committee recommends to the Board the slate of directors to serve as nominees for election by the shareholders at the annual meeting.  Incumbent directors standing for reelection are evaluated by the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, which includes reviewing the incumbent’s capability, availability to serve, independence and other relevant factors.  The process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Chairman of the Committee, followed by the Committee in its entirety. Director candidates may also be identified by shareholders. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board of Directors. Furthermore, any member of the Board of Directors shall meet the following criteria:

•	unquestioned personal ethics and integrity;
•	possess specific skills and experience aligned with ePlus’ strategic direction and operating challenges;
•	bring to the Board diversity in skills and experience that complement the overall composition of the Board;
•	have a history of core business competencies of high achievement;
•	possess a demonstrated record of success, financial literacy and history of making good business decisions and exposure to best practices;
•	demonstrate interpersonal skills that maximize group dynamics;
•	be enthusiastic about ePlus; and
•	have sufficient time to become fully engaged.

Additionally, the Nominating and Corporate Governance Committee annually reviews the Board’s size, structure, composition and functioning, to ensure an appropriate blend and balance of diverse skills and experience. Diversity may encompass a candidate’s gender, race, national origin, educational and professional experiences, expertise and specialized or unique technical backgrounds and/or other tangible or intangible aspects of the candidate’s qualifications in relation to the qualifications of the then current board members and other potential candidates. The Nominating and Corporate Governance Committee does not have a formal policy specifying how diversity should be applied in identifying or evaluating director candidates, and diversity is but one of many factors the Nominating and Corporate Governance Committee may consider.

Shareholder Nominees

Shareholder proposals for nominations to the Board should be submitted to the Secretary of the Company as specified in the Company’s Bylaws.  The information requirements for any shareholder proposal or nomination can be found in Section 2.8 of our Bylaws, available at http://www.eplus.com/bylaws.  Proposed shareholder nominees are communicated to the Nominating and Corporate Governance Committee and are considered in the selection process for nominees to be included among the director candidates to be recommended to the Board.

Communications with the Board of Directors

Persons interested in communicating with the directors regarding concerns or issues may address correspondence to a particular director, to the Board or to the independent directors generally, in care of ePlus inc. at 13595 Dulles Technology Drive, Herndon, Virginia 20171.  If no particular director is named, letters will be forwarded, as appropriate and depending on the subject matter, by the General Counsel to the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee.  The General Counsel reviews such communications for spam (such as junk mail or solicitations) or misdirected communications.

ePlus inc.	www.eplus.com

Director Independence

Our Board has reviewed the relationships concerning independence of each director on the basis of the definition of “independent” contained in the Nasdaq Marketplace Rules and our Corporate Governance Guidelines and Policies, a copy of which is available on our website at http://www.eplus.com/corporate-governance-guidelines.  Guideline No. 11 of our Corporate Governance Guidelines and Policies provides that the Board of Directors has determined that the following relationships will not be considered material relationships that would impair a director's independence:

Business Relationships

•
The Company does business with a Director’s business affiliate or the business affiliate of an immediate family member of a Director for goods or services, or other contractual arrangements, in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons and the annual revenues or purchases from such business affiliate are less than the greater of $200,000 and 1% of such person’s consolidated gross revenues;

•
A company (of which a Director or an immediate family member is an officer) does business with the Company and the annual sales to, or purchases from, the Company during such other company’s preceding fiscal year are less than the greater of $200,000 and 1% of the gross annual revenues of such other company;

•
A law firm of which a Director or an immediate family member is a partner or of counsel performs legal services for the Company, the Director or the immediate family member does not personally perform any legal services for the Company, and the annual payments to such law firm are less than the greater of $200,000 and 1% of such law firm’s consolidated gross revenues;

•
An investment bank or consulting firm of which a Director or an immediate family member is a partner or of counsel performs investment banking or consulting services for the Company, the Director or the immediate family member does not personally perform any investment banking or consulting services for the Company and the annual payments to such investment bank or consulting firm are less than the greater of $200,000 and 1% of such investment bank’s or consulting firm’s consolidated gross revenues; and

•	The Director serves on a regularly constituted advisory board of the Company, for which such Director receives standard fees of no more than $50,000 per annum.

Relationships with Not-for-Profit Entities

•
A foundation, university or other not-for-profit organization of which a Director or immediate family member is an officer, director or trustee receives from the Company contributions in an amount which does not exceed the greater of $100,000 and 1% of the not-for-profit organization’s aggregate revenues during the entity’s preceding fiscal year. (The Company’s automatic matching of employee charitable contributions are not included in the Company’s contributions for this purpose.)

In accordance with that review, our Board has made a subjective determination as to each independent director that no relationships exist that, in our Board’s opinion, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by management with regard to each director’s business and personal activities as they may relate to our business and our management.

The Board has determined that Messrs. O’Donnell, Cooper, Herman, Faulders, Hovde and Callies are independent under the Nasdaq Marketplace Rules and in accordance with the Corporate Governance Guidelines and Policies. The Board has also determined that the members of each committee of the Board are independent under the listing standards of the Nasdaq Marketplace Rules.  In determining the independence of the directors, the Board considered the relationships described under “Related Person Transactions,” which it determined were immaterial to the individual’s independence.

ePlus inc.	www.eplus.com

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of the four independent directors listed below. No member of the Compensation Committee is a current, or during fiscal 2012 was a former, officer or employee of the Company or any of its subsidiaries. During fiscal 2012, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions, except for Mr. Hovde, who served on the Compensation Committee through June 15, 2011. In fiscal 2012, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees

In accordance with our bylaws, the Board of Directors has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. On December 15, 2011, the Board of Directors approved and adopted amended charters for each of our three committees. The charter for each of our committees can be found at http://www.eplus.com/committee-charters.

The following table provides a summary of the membership of each of the committees of the Board of Directors as of March 31, 2012.

Name	Audit	Compensation	Nominating and Corporate Governance
John E. Callies	Member	Chair
Milton E. Cooper, Jr.		Member	Member
C. Thomas Faulders III	Member	Member
Lawrence S. Herman	Member	Member	Chair
Eric D. Hovde			Member
Terrence O'Donnell	Chair		Member

The Audit Committee

The Audit Committee of the Board of Directors assists the Board in its oversight of the Company’s corporate accounting and financial reporting process; the Company’s process to manage business and financial risk; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function and independent auditor. The Audit Committee is governed by a Board-approved charter stating its responsibilities. The Committee’s responsibilities include:

•
to appoint, compensate, retain and oversee the work of the independent auditor engaged for the purpose of preparing or issuing an audit report and performing other audit, review or attest services for the Company.

•
to discuss the annual audited financial statements with management and the Company’s independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•
to discuss the Company’s unaudited financial statements and related footnotes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion of the Company’s Form 10-Q for each interim quarter with management and independent auditor, as appropriate.

•	to provide oversight of the Company’s internal audit function.
•
to discuss the earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies with management and the independent auditor, as appropriate.

For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee’s charter, which is available on our website.

ePlus inc.	www.eplus.com

The Board has determined that each of the members of the Audit Committee is independent within the meaning of the listing standards of Nasdaq Marketplace Rules and applicable SEC regulations. The Board has determined that Mr. Faulders is an Audit Committee financial expert within the meaning of SEC regulations. The Audit Committee met seven times during the fiscal year ended March 31, 2012.

As required under the Sarbanes-Oxley Act of 2002, the Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Compensation Committee

The Compensation Committee of the Board of Directors oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. The Board has determined that each of the members of the Compensation Committee is an independent director within the meaning of the Nasdaq Marketplace Rules, a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Compensation Committee is additionally governed by a Board-approved charter.  During the fiscal year ended March 31, 2012, the Compensation Committee met eight times.

The Compensation Committee reviews the effectiveness of the Company’s executive compensation programs, including reviewing and approving goals and objectives for the Company’s executives. The Compensation Committee is responsible for evaluating and setting the compensation for our Chief Executive Officer, Phillip G. Norton. Mr. Norton is responsible for evaluating and recommending to the Compensation Committee the amount of compensation of our other executive officers. The Compensation Committee reviews such recommendations from Mr. Norton and has the authority to approve or revise such recommendations.  The Compensation Committee also administers the Company’s equity benefit plans.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee to perform certain of its duties on its behalf including, to the extent permitted by applicable law, the delegation to a subcommittee of at least two directors the authority to grant equity awards and approve performance-based compensation.  The Compensation Committee’s authority to grant equity awards may not be delegated to the Company’s management. The functions of the Committee are further described in its charter, which can be found on our website.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Nominating and Corporate Governance Committee is governed by a Board-approved charter stating its responsibilities, as well as Corporate Governance Guidelines and Policies that were adopted and are regularly reviewed by the Board of Directors. The Committee assists the Board by selecting and recommending board nominees and making recommendations concerning the composition of Board committees. The Committee also reviews and recommends to the Board the compensation of non-employee directors. The Nominating and Corporate Governance Committee met seven times during the fiscal year ended March 31, 2012.  The Board has determined that each of the members of the Committee is an independent director within the meaning of the Nasdaq Marketplace Rules.  The functions of the Committee are further described in its charter, which can be found on our website.

DIRECTORS’ COMPENSATION

The following table sets forth the compensation for the members of the Board of Directors of ePlus for the fiscal year ended March 31, 2012. Mr. Norton, the Company’s Chairman of the Board, President and Chief Executive Officer, and Mr. Bowen, the Company’s Executive Vice President, do not receive any additional compensation for their service as a director. Mr. Norton’s and Mr. Bowen’s compensation is reported under “Executive Compensation” herein and accordingly is not included in the following table.

ePlus inc.	www.eplus.com

The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation.  For the fiscal year ended March 31, 2012, each non-employee director received an annual cash retainer of $45,000, paid in quarterly installments, or, alternatively, at the director’s election, a director may receive his cash compensation in restricted stock. In addition, each non-employee director will receive an annual grant of restricted stock having a fair market value on the date of grant (determined without regard to the restrictions applicable thereto) equal to the aggregate dollar amount of cash compensation earned by a non-employee director during the Company’s fiscal year ended immediately prior to the annual grant date.  All awards of restricted stock vest ratably over two years.  Upon joining the Board, a new non-employee director will receive a pro-rata share of restricted stock awarded to the other non-employee directors, based on the number of days the new non-employee director will serve before the next regularly scheduled annual grant date (i.e., September 25th). These pro-rata awards will also vest ratably over two years.

Directors are also reimbursed for their out-of-pocket expenses incurred to attend Board or Committee meetings.

2012 Fiscal Year Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation	Nonqualifieid Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John E. Callies	45,000	44,980	-	-	-	-	89,980
Milton E. Cooper, Jr.	45,000	44,980	-	-	-	-	89,980
C. Thomas Faulders, III	45,000	44,980	-	-	-	-	89,980
Lawrence S. Herman	45,000	44,980	-	-	-	-	89,980
Eric D. Hovde	45,000	44,980	-	-	-	-	89,980
Terrence O'Donnell	45,000	44,980	-	-	-	-	89,980

(1)
Two of our directors, Mr. Hovde and Mr. O’Donnell, made a stock fee election for calendar year 2011 to receive shares of restricted stock in lieu of cash pursuant to the 2008 Non-Employee Long-Term Incentive Plan.  Thus, they received 421, 481 and 401 shares of restricted stock in lieu of cash compensation for the first, second and third quarters, respectively, of the fiscal year ended March 31, 2012.  One of our directors, Mr. O’Donnell, made a stock fee election for calendar year 2012, which resulted in Mr. O’Donnell’s receiving 352 shares of restricted stock in lieu of cash compensation in the last quarter of the fiscal year ended March 31, 2012.

(2)
The values in this column represent the aggregate grant date fair values of the fiscal year 2012 restricted stock awards. The grant date fair value is based on a grant date of September 26, 2011, and a grant price determined by the closing price of the shares on such date.

(3)	As of March 31, 2012, the aggregate number of nonvested restricted stock shares and all stock options outstanding for each director was as follows:

Name	Number of Restricted Stock Shares	Number of Stock Options
John E. Callies	2,939	-
Milton E. Cooper, Jr.	2,738	30,000
C. Thomas Faulders, III	2,738	40,000
Lawrence S. Herman	2,738	35,000
Eric D. Hovde	5,604	-
Terrence O'Donnell	4,456	40,000

ePlus inc.	www.eplus.com

SECURITY OWNERSHIP BY MANAGEMENT

The following table shows the shares of ePlus common stock beneficially owned by each named executive officer, director and nominee, and all directors and executive officers as a group as of June 30, 2012.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Outstanding
Phillip G. Norton (3)	2,327,087	28.88%
Bruce M. Bowen (4)	514,383	6.38%
C. Thomas Faulders III (5)	52,305	*
Terrence O'Donnell (6)	56,802	*
Milton E. Cooper, Jr. (7)	44,732	*
Lawrence S. Herman (8)	44,094	*
John E. Callies (9)	4,016	*
Eric D. Hovde (10)	1,171,714	14.54%
Elaine D. Marion (11)	58,541	*
Mark P. Marron (12)	53,706	*
Steven J. Mencarini (13)	10,320	*
All directors and executive officers as a group (11 persons)	4,337,700	53.83%

*  Less than 1%

(1)	The business address of Ms. Marion and Messrs. Norton, Bowen, Marron, Faulders, O’Donnell, Cooper, Herman, Hovde, Callies and Mencarini is 13595 Dulles Technology Drive, Herndon, Virginia, 20171-3413.
(2)
A person is deemed to be the beneficial owner of securities if the securities can be acquired by such person within 60 days of June 30, 2012, upon exercise of options or warrants.  Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person (but not by any other person) and that are exercisable within 60 days of June 30, 2012, have been exercised.  Also, nonvested restricted shares included herein are considered beneficially owned since the owner thereof has the right to vote such nonvested restricted shares.

(3)
Includes 2,040,000 shares of common stock held by J.A.P. Investment Group, L.P., a Virginia limited partnership, of which A.J.P. Inc., a Virginia corporation, is the sole general partner, and Patricia A. Norton, Phillip G. Norton, Jr., Andrew L. Norton, and Jeremiah O. Norton are the limited partners.  Patricia A. Norton, spouse of Phillip G. Norton, is the sole shareholder of A.J.P., Inc.  Also includes 287,087 shares of common stock that Mr. Norton holds individually, of which 75,154 shares are restricted stock that have not vested as of June 30, 2012, however, Mr. Norton has the right to vote such shares of restricted stock prior to vesting.

(4)
Includes 28,463 shares of common stock held individually, of which 23,943 shares of restricted stock have not vested as of June 30, 2012, however, Mr. Bowen has the right to vote such shares of restricted stock prior to vesting.  Also includes 160,000 shares of common stock held by Bowen Holdings LLC, a Virginia limited liability company, which is owned by Mr. Bowen and his three children, for which shares Mr. Bowen serves as manager.  Additionally includes 162,960 shares held by the Elizabeth Dederich Bowen Trust, and 162,960 shares held by the Bruce Montague Bowen Trust.

(5)
Includes 40,000 shares of common stock that Mr. Faulders has the right to acquire by exercise of stock options.  Also includes 2,738 shares of restricted stock that have not vested as of June 30, 2012; however, Mr. Faulders has the right to vote such shares of restricted stock prior to vesting.

(6)
Includes 40,000 shares of common stock that Mr. O’Donnell has the right to acquire by exercise of stock options.  Also includes 4,601 shares of restricted stock that have not vested as of June 30, 2012; however, Mr. O’Donnell has the right to vote such shares of restricted stock prior to vesting.

(7)
Includes 30,000 shares of common stock that Mr. Cooper has the right to acquire by exercise of stock options.  Also includes 2,738 shares of restricted stock that have not vested as of June 30, 2012; however, Mr. Cooper has the right to vote such shares of restricted stock prior to vesting.

(8)
Includes 35,000 shares of common stock that Mr. Herman has the right to acquire by exercise of stock options.  Also includes 2,738 shares of restricted stock that have not vested as of June 30, 2012; however, Mr. Herman has the right to vote such shares of restricted stock prior to vesting.

ePlus inc.	www.eplus.com

(9)	Includes 2,939 shares of restricted stock that have not vested as of June 30, 2012, however, Mr. Callies has the right to vote such shares of restricted stock prior to vesting.
(10)
Of the 1,171,714 shares of common stock beneficially owned by Mr. Hovde, he owns 226,662 shares directly, which includes 5,079 shares of restricted stock that have not vested as of June 30, 2012, however, Mr. Hovde has the right to vote such shares of restricted stock prior to vesting.  Mr. Hovde is the managing member of: (a) Hovde Capital Limited IV LLC, the general partner to Financial Institution Partners IV, L.P., which owns 49,185 shares; (b) Hovde Capital, Ltd., the general partner to Financial Institution Partners III, L.P., which owns 225,513 shares; and (c) Hovde Capital I, LLC, the general partner to Financial Institution Partners Master Fund, L.P., which owns 640,174 shares. Mr. Hovde is a trustee of the Hovde Private Equity Advisors LLC 401(k) Profit Sharing Plan and Trust, which owns 1,149 shares; a trustee of the Hovde Capital Advisors LLC 401(k) Profit Sharing Plan and Trust, which owns 7,766 shares; and a trustee of The Eric D. and Steven D. Hovde Foundation, which owns 21,265 shares.

(11)
Includes 100 shares held in an Individual Retirement Account.  Also includes 42,884 shares of restricted stock that have not vested as of June 30, 2012, however, Ms. Marion has the right to vote such shares of restricted stock prior to vesting.

(12)	Includes 37,885 shares of restricted stock that have not vested as of June 30, 2012; however, Mr. Marron has the right to vote such shares of restricted stock prior to vesting.
(13)	Includes 6,449 shares of restricted stock that have not vested as of June 30, 2012, however, Mr. Mencarini has the right to vote such shares of restricted stock prior to vesting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based  solely upon a review of such reports  furnished  to ePlus pursuant to Rule 16a-3 under the  Exchange Act,  ePlus  believes  that all such forms  required to be filed  pursuant to Section  16(a) of the Exchange Act were timely filed, as necessary, by the officers,  directors, and security holders required to file such forms, with the exception of a restricted stock grant made to Mr. Hovde on October 3, 2011, which was not filed until October 7, 2011, due to an administrative oversight.

Related Person Transactions

Two sons of our President and Chief Executive Office, Phillip G. Norton, are employed at subsidiaries of the Company. The first, a Senior Vice President at ePlus Government, inc., earned $273 thousand during the fiscal year ended March 31, 2012. His cash compensation is comprised of a base salary, commissions, and a bonus. He also received a grant of 1,860 restricted shares, which will vest annually in equal one-thirds, beginning on the first anniversary of the grant.  The second, a Senior Account Executive at ePlus Government, inc., earned $657 thousand during the fiscal year ended March 31, 2012, in base salary and commissions, with commissions constituting more than 85% of the compensation total.  Mr. Norton’s brother is a Senior Account Executive at ePlus Group, inc.  He earned $166 thousand in the fiscal year ended March 31, 2012, primarily in commissions and other compensation related payments, with commissions constituting more than 75% of the total compensation. The Senior Account Executives’ compensation, like that of their peers’, is based primarily on the calculation of commissions for sales completed, in accordance with our commission plan.

Mr. O’Donnell, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee, has a son-in-law serving as Senior Account Executive at ePlus Group, inc. who earned $686 thousand in base salary, commissions, and other compensation related payments in the fiscal year ended March 31, 2012. His compensation, like that of his peers’, is based primarily on the calculation of commissions for sales completed, in accordance with our commission plan.  More than 85% of his compensation was based on commissions.

ePlus inc.	www.eplus.com

Mr. Hovde, member of the Nominating and Corporate Governance Committee, is the Chairman, President, Chief Executive Officer and owner of approximately 13% of Sunwest Bancorp, Inc.  He is also Chairman of Sunwest Bank, of which 90% is owned by Sunwest Bancorp, Inc.  During the fiscal year ended March 31, 2012, ePlus sold technology equipment and/or services to Sunwest Bank in the amount of $207 thousand.  Management believes that the sales were made on terms no less favorable than could be obtained from unrelated parties in an arms’ length transaction.  The transactions were ratified in accordance with our Related Person Transaction Policy, with Mr. Hovde abstaining.

The Company has a written Related Person Transaction Policy, which establishes processes, procedures and standards regarding the review, approval and ratification of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds $120 thousand. All related person transactions are prohibited unless approved or ratified by the Nominating and Corporate Governance Committee, or, in certain circumstances, the Chair of the Nominating and Corporate Governance Committee.  To the extent required by our Related Person Transactions Policy, all of the above matters were approved by the Nominating and Corporate Governance Committee in accordance with such Policy.

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers, and we expect to enter into similar indemnification agreements with persons who become directors or executive officers in the future. The indemnification agreements provide that ePlus will indemnify the director or officer against any expenses or liabilities incurred in connection with any proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that the director or officer is or was a director or officer of ePlus or by any reason of any action taken by or omitted to be taken by the director or officer while acting as an officer or director of ePlus.

However, ePlus is only obligated to provide indemnification under the indemnification agreements if:

•
the director or officer was acting in good faith in a manner the director or officer reasonably believed to be in the best interests of ePlus, and, with respect to any criminal action, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful;

•	the claim was not made to recover profits by the director or officer in violation of Section 16(b) of the Exchange Act or any successor statute;
•	the claim was not initiated by the director or officer;
•	the claim was not covered by applicable insurance; or
•
the claim was not for an act or omission of a director of ePlus from which a director may not be relieved of liability under Section 102(b)(7) of the Delaware General Corporation Law. Each director and officer has undertaken to repay ePlus for any costs or expenses paid by ePlus if it is ultimately determined that the director or officer is not entitled to indemnification under the indemnification agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER

The following table shows information regarding each person known to be a “beneficial owner” of more than 5% of our outstanding shares of common stock as of June 30, 2012.  For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest in the securities.  All information shown is based on information reported on Schedule 13G/A filed with the SEC on the dates indicated in the footnote to this table.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Dimensional Fund Advisors LP (1) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	676,629	8.40%

ePlus inc.	www.eplus.com

(1)
The information as to Dimensional Fund Advisors LP (“Dimensional”) is derived from a Schedule 13G/A filed with the SEC on February 14, 2012.  Dimensional, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts, and accounts are referred to as the “Funds.” In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of ePlus that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of ePlus held by the Funds.  However, all securities reported in the Schedule 13 G/A are owned by Funds.  Dimensional disclaims beneficial ownership of such securities.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each person who was an executive officer of ePlus on June 30, 2012.  There are no family relationships between any director or executive officer and any other director or executive officer of ePlus.  Additional information relating to Messrs. Norton and Bowen, who are both directors and executives of the Company, may be found in the section entitled “Proposal 1 – Election of Directors.”

Name	Age	Position

Phillip G. Norton	68	Chief Executive Officer

Bruce M. Bowen	60	Executive Vice President

Elaine D. Marion	44	Chief Financial Officer

Mark P. Marron	51	Chief Operating Officer

Steven J. Mencarini	56	Senior Vice President of Business Operations

The business experience of each non-director executive officer of ePlus is described below.

Elaine D. Marion joined us in 1998.  Ms. Marion became our Chief Financial Officer on September 1, 2008.  Since 2004, Ms. Marion served as our Vice President of Accounting.  Prior to that, she was the Controller of ePlus Technology, inc., a subsidiary of ePlus, from 1998 to 2004. Ms. Marion is a graduate of George Mason University, where she earned a Bachelor’s of Science degree with a concentration in Accounting.

Mark P. Marron joined our subsidiary ePlus Technology, inc. in 2005 as Senior Vice President of Sales.  On April 22, 2010, he was appointed as Chief Operating Officer of ePlus inc. and President of ePlus Technology, inc. Prior to joining us, from 2001 – 2005, Mr. Marron was with NetIQ, where he held the position of senior vice president of worldwide sales and services. Prior to joining NetIQ, Mr. Marron served as senior vice president and general manager of worldwide channel sales for Computer Associates International Inc. Mr. Marron has a Bachelor’s of Science degree in Computer Science from Montclair State University.

Steven J. Mencarini joined us in June 1997.  On September 1, 2008, he became our Senior Vice President of Business Operations.  Prior to that, he served as our Chief Financial Officer.  Prior to joining us, Mr. Mencarini was Controller of the Technology Management Group of CSC. Mr. Mencarini joined CSC in 1991 as Director of Finance and was promoted to Controller in 1996. Mr. Mencarini is a graduate of the University of Maryland and received a Masters of Taxation from American University in 1985.

Each of our executive officers is chosen by the Board and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she resigns or is removed by the Board.

ePlus inc.	www.eplus.com

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management.   Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis, as it appears below, be included in the Company’s proxy for the fiscal year ended March 31, 2012. This report is provided by the following independent directors, who served on the Committee during the fiscal year and through June 30, 2012:

John E. Callies (Chairman)
Milton E. Cooper, Jr.
C. Thomas Faulders III
Lawrence S. Herman

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section explains the Company’s executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables under “Executive Compensation” following this discussion:

Phillip G. Norton	Chairman, President and Chief Executive Officer
Bruce M. Bowen	Executive Vice President
Elaine D. Marion	Chief Financial Officer
Mark P. Marron	Chief Operating Officer
Steven J. Mencarini	Senior Vice President

Executive Summary

The Compensation Committee oversees the executive compensation program and determines the compensation for the Company’s executive officers.  The Company believes the compensation program for the named executive officers contributed to the Company’s financial performance in fiscal year 2012.   During the year, the Company’s revenues increased 14.9%.  The Company continued progress toward its long term strategic plan, which includes building a national footprint, adding to our technical capabilities and increasing our managed service business.  While these investments impacted net earnings during the year, decreasing slightly from $23.7 million to $23.4 million, the Company’s share price increased 20% during the year to $31.97 as of March 31, 2012.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests.  Our executive compensation program evolves and is adjusted over time to support ePlus’ business goals and promote both short- and long-term profitable growth of the Company. Cash compensation consists primarily of base salary and payments under our annual executive incentive plan that are based on company financial performance and individual performance. Equity-based compensation is used to align compensation with the long-term interests of ePlus’ shareholders by focusing our executive officers on increasing shareholder value.

The compensation for our named executive officers consists of three elements— base salaries, annual performance-based cash bonuses, and long-term equity awards in the form of restricted stock—that are designed to reward performance in a straightforward manner. The annual bonus program provides incentives for executives to help achieve the Company’s annual financial goals. Restricted stock awards provide incentives for executives to remain employed by the Company and to create and maintain long-term value for shareholders, since the shares vest over a multi-year period.  These components of the program are directly linked to the principle that executive compensation should be based on performance.

The Company’s executive compensation program is also intended to promote and retain stability within the executive team. All restricted stock awards made to the named executive officers to date vest over a three-year vesting period. Each named executive officer has been an employee of the Company for at least 10 years, other than Mr. Marron who joined the Company in 2005. The Company expects each named executive officer to contribute to the Company’s overall success as a member of the executive team rather than focus solely on specific objectives within the officer’s area of responsibility.

ePlus inc.	www.eplus.com

The Company believes its executive compensation program is simple in design and serves the Company and its shareholders well.

Objectives of Our Compensation Program

The Compensation Committee and ePlus’ management believe that compensation is an important tool that should help recruit, retain and motivate the employees that the Company will depend on for current and future success.  The primary objectives of the Compensation Committee are to design and administer a compensation program for our named executive officers to:

•	attract, retain, and reward highly qualified and experienced executives;
•	align compensation with our business objectives and performance;
•	provide incentives for the creation of long-term shareholder value; and
•	reward individual performance.

2011 Say on Pay Vote

In 2011, the Company held its first advisory vote on executive compensation (colloquially referred to as “Say on Pay”).   Of the total shares voted, 98.9% voted in favor of our executive compensation.  Additionally, 95.6% of votes present and entitled to vote were voted in favor of management’s recommendation to hold an advisory vote on executive compensation annually.  Advisory Proposal No. 3 below provides for shareholder vote on the Company’s executive compensation program in fiscal year 2012.  The Compensation Committee evaluated the results of the 2011 advisory vote, together with the other factors and data discussed in this Compensation Discussion and Analysis in determining executive compensation policies and decisions.  The committee considered the vote results and did not make any changes to our executive compensation policies and decisions as a result of the 2011 advisory vote.

Executive Compensation Decision-Making Process

Role of Compensation Committee and Chief Executive Officer

The Compensation Committee generally establishes the components of our compensation program and may evaluate the components from time to time.  The Compensation Committee is responsible for evaluating and setting the compensation for our Chief Executive Officer, Phillip G. Norton.  Mr. Norton does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation.  Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in the officer’s compensation are appropriate based on the considerations described below.  Mr. Norton is responsible for evaluating and recommending to the Compensation Committee the amount of compensation of our other named executive officers, Bruce M. Bowen, Elaine D. Marion, Mark P. Marron, and Steven J. Mencarini.  The Compensation Committee reviews such recommendations from Mr. Norton and has the authority to approve or revise such recommendations.  The Compensation Committee gives considerable weight to Mr. Norton’s evaluation of the other named executive officers because of his direct knowledge of each executive officer’s performance and contributions.  The decisions of the Compensation Committee regarding the amount of compensation to be paid to Messrs. Norton, Bowen, Marron, and Mencarini, and Ms. Marion do not require review or approval by our Board of Directors.  See “Components of Compensation and 2012 Compensation Determinations” for an analysis of how compensation is determined.

The Role of the Compensation Consultant

The Company established its current compensation program in September 2009.  At that time, the Compensation Committee retained the services of Towers Perrin (now Towers Watson), an independent compensation advisory firm, to perform a review of our executive compensation program.  In September 2011, Towers Watson performed another review of our executive compensation program.  Like the September 2009 review, the review included a competitive review of our executive total compensation for our named executive officers, including base salary, annual incentive, total cash compensation (base salary plus annual incentives), long-term incentives, total direct compensation (total cash compensation plus long-term incentives), and severance provisions.  While Towers Watson provided general observations on the Company’s compensation programs, it did not determine or recommend the amount or form of compensation for the named executive officers.  Towers Watson has also performed some additional compensation-related services, such as a review of executive stock ownership guidelines, review of board compensation, and a compensation assessment for select employees who are not named executive officers.  Towers Watson does not provide any other services to the Company, and except as described herein, works with the Company’s management only on matters for which the Compensation Committee is responsible.

ePlus inc.	www.eplus.com

The Role of Peer Companies and Benchmarking

With the assistance of Towers Watson, in September 2011, the Compensation Committee identified a group of peer companies to use for comparison purposes for all of our executive officers except Mr. Mencarini.  In selecting a peer group, Towers Watson examined publicly-filed proxy statements of selected peer companies, where available.  The peer group included similar size companies, with revenues ranging from $361 million to $2.6 billion – (approximately one-half to three times ePlus’ 2011 revenues of $863 million), with an emphasis on hardware/software and IT solutions provider companies.  Compared to the 2009 peer group, two companies, Epicor Software Corp. and Stanley Inc. were dropped from the peer group, as they are no longer publicly traded.  Additionally, GTSI Corp. was excluded from the peer group due to extreme named executive officer turnover that occurred during fiscal year 2010.  Six additional companies were considered but not included:  CDW, Dimension Data Holdings, Insight Enterprises, Inc., Logicalis, Inc., Nexus IS, and Presidio, Inc.  Insight Enterprises was removed from the analysis due to size, while the other companies are private and have no available proxy data.  Towers Watson examined publicly-filed proxy statements of selected peer companies (where available), in addition to published survey data, and compiled 25th, 50th and 75th percentile summary results.  The published survey sources include the 2011 Culpepper Executive Compensation Survey, the 2010/2011 Towers Watson High Tech Executive Compensation Database, and the 2010/2011 Towers Watson Report on Top Management Compensation.  The survey data was regressed to ePlus’ revenues, while the proxy data was not adjusted for revenues.  Below is a list of the proxy peer companies considered in setting the compensation of each of the named executive officers except for Mr. Mencarini.

Peer Company
	Phillip G. Norton, CEO	Bruce M. Bowen, EVP	Elaine D. Marion, CFO	Mark P. Marron, COO
Agilysys Inc.	X	X	X
Ariba Inc.	X		X	X
Black Box Corp.	X	X	X
CIBER Inc.	X	X
Mantech International Corp	X	X	X
Maximus Inc.	X	X	X
Moduslink Global Solutions, Inc.	X	X
PC Connection Inc	X		X	X
PC Mall Inc.	X		X
Sapient Corp.	X	X	X
Softchoice Corp.	X		X
SRA International Inc.	X		X	X

As seen above, in the case of Mark Marron, there were a limited amount of proxy data available in the peer group. In light of that, the Committee also considered published survey data for Mr. Marron.  The survey analysis matched Mr. Marron to the 2011 Culpepper Executive Compensation Survey.  The survey matched Mr. Marron’s position for revenue scope ($863 million) and job responsibilities.  The survey position description includes, “provide overall strategic and operational direction, and set organization-wide objectives, polices, and procedures.  Extensive business background with experience in multiple functional areas.  Lead multiple levels of management.”

In the case of Mr. Bowen’s proxy peer group, in some cases multiple positions were considered for a peer company:  Agilysys (two Senior Vice President and General Manager positions), Black Box Corp. (Vice President, Voice Services North, Europe and Latin America; Senior Vice President, Pacific Rim/Far East), CIBER Inc. (Executive Vice President and President, North American Division; Senior Vice President and President, Federal Division; Executive Vice President and President, International Division), Mantech International Crop. (President, Technical Services Group; President, Systems Engineering & Advanced Technology Group; President, Mission, Cyber & Technology Solutions Group), Maximus Inc. (President of Federal Services; President of Health Services; President of Human Services), Sapient Corp. (Senior Vice President and European Lead; Senior Vice President and Managing Director, Sapient Global Markets; Senior Vice President and North American Lead).

ePlus inc.	www.eplus.com

In the case of Mr. Mencarini, sufficient proxy data was not available for Senior Vice President of Business Operations positions.  However, Towers Watson used the 2010 Towers Watson – General Industry Executive survey data as a comparison, with a revenue scope of $863 million.  The survey position match was Top Administrative Executive, with a 15% discount for scope of responsibility.  The survey position description includes, “has primary responsibility for the administrations of two or more major staff functions such as finance, government relations, public relations, legal, human resources or information technology.  May also be responsible for other staff functions.”

The Compensation Committee reviews compensation practices at peer companies as part of its decision-making process so it can set total compensation levels that it believes are reasonably competitive. The Compensation Committee, however, does not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation at a particular percentile. Furthermore, the Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the named executive officers.

Components of Compensation and 2012 Compensation Determinations

Our named executive officer compensation program is based upon:

•	base salary;
•	annual performance cash bonuses paid pursuant to our Cash Incentive Plan (also known as our “Executive Incentive Plan”); and
•	long-term equity-based awards under the shareholder-approved 2008 Employee Long-Term Incentive Plan, or “Employee LTIP.”

The named executive officers are also eligible to participate in the Company’s health and welfare programs, 401(k) plan, and other broad-based programs on the same basis as other employees.  Also, Messrs. Bowen and Mencarini are each compensated through a Supplemental Benefit Plan, or Supplemental Plan.  These plans, which began in 2005, were approved by the Board for all the then executive officers other than Mr. Norton.  The Supplemental Plans terminate August 11, 2014.  The Board and Compensation Committee do not currently employ these plans as part of the executive compensation program.

Cash Compensation

Base salaries and cash bonuses comprise the named executive officers’ cash compensation.  The Committee targets base salaries and cash bonuses for our named executive officers at competitive levels, i.e., generally near the median for executives in positions with similar responsibilities within the compensation peer group, while also taking into consideration the long-term compensation provided by our equity grants to our named executive officers.  Base salaries represent a fixed (non-variable) cash payment and cash bonuses are short-term performance-based cash payments.  The cash bonuses are based on the Company’s overall financial performance, and on each executive’s individual objectives, which are set by the Committee in the beginning of each fiscal year.  The cash bonus is capped at one-half of the respective executive’s base salary.

Base Salaries.  As described above, the Compensation Committee retained the services of Towers Watson in September 2011 to perform a review of our executive compensation program.  The Compensation Committee concluded in September 2011 that the base salaries of each of the executive officers would not be adjusted at that time, and no executive officer received any adjustment to base salary at any time during fiscal year 2012.    Mr. Norton’s base salary is $560,000, Mr. Bowen’s is $330,000, Ms. Marion’s is $325,000, Mr. Marron’s is $450,000 and Mr. Mencarini’s is $275,000.   Generally, the Committee sets base salary near the median for our peer group, based on information provided by Towers Watson, while also acknowledging that individual base salaries may vary based on factors such as individual responsibilities, complexity of position versus that of the market benchmark(s), performance, experience, future potential, and other, non-cash compensation received by each individual executive.

ePlus inc.	www.eplus.com

Performance Cash Bonuses.  The Compensation Committee adopted an amended Cash Incentive Plan effective beginning April 1, 2011.  Each of our five named executive officers were named as participants in the plan.  The amended Cash Incentive Plan provided for performance-based goals, which would enable “covered awards” to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).  The performance goals were presented to shareholders for approval at our 2011 annual meeting of shareholders.  The performance goals were approved by 98.7% of votes present and entitled to vote. The Cash Incentive Plan beginning in April 1, 2011 also included a provision for an adjusted award in the event it is determined that an award was paid based on incorrect financial results, and permits the Compensation Committee to require, to the extent permitted by law, reimbursement by the participant of any amount paid to or received by the participant with respect to such an award.  The Cash Incentive Plan further provides that cash payments under the plan are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

The Cash Incentive Plan is administered by the Compensation Committee, which has full authority to determine the participants in the Cash Incentive Plan, the terms and amounts of each participant’s minimum, target and maximum awards, and the period during which the performance is to be measured.  As noted above, the cash incentive available under the Cash Incentive Plan is capped at one-half the executive’s base salary.  Therefore, the total mix of cash compensation, assuming the target incentive is achieved, is two-thirds base salary and one-third cash incentive.

The award amount paid is a percentage of base salary based on the level of attainment of financial performance and individual performance objectives as set forth in each participant’s award agreement. The 2012 performance weights and target amounts for each participant were as follows:

	Financial Performance		Individual Performance
Named Executive Officer	Percentage of Total Bonus	Target Amount ($)	Percentage of Total Bonus	Target Amount ($)
Phillip G. Norton	66.6%	186,667	33.3%	93,333
Bruce M. Bowen	66.6%	110,000	33.3%	55,000
Elaine D. Marion	50.0%	81,250	50.0%	81,250
Mark P. Marron	66.6%	150,000	33.3%	75,000
Steven J. Mencarini	66.6%	91,667	33.3%	45,833

The Company’s financial performance was based on the Company’s revenue (20% of the financial performance award) and earnings before taxes (80% of the financial performance award) for the 2012 fiscal year as stated in the Company’s Form 10-K for such year. The plan provides that such earnings are to be adjusted to exclude the incentive compensation accrued by the Company under the Cash Incentive Plan and any income, gain or loss attributable to the business operations of any entity acquired by the Company during the 2012 fiscal year.  The Cash Incentive Plan also permits the exclusion of all items of income, gain or loss determined by the Board to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business.  The Company’s financial performance as compared to the targets set forth in the executives’ award agreements is set forth below.  All executives had the same financial performance target.

	2012 (in thousands)
Performance Criteria	Target ($)	Actual ($)	Actual, as adjusted ($)(1)
Revenue	950,000	825,580	815,301
Earnings Before Taxes	47,000	39,574	45,798

(1)
Actual revenue and earnings before taxes were adjusted to account for the financial effects attributable to the business operations of entities acquired by the Company during the fiscal year.  Actual earnings before taxes were adjusted to exclude the incentive compensation accrued by the Company of $1,000,000 under the Cash Incentive Plan and the effect of legal and third party fees related to the patent infringement litigation in which the Company has been involved which were above the budgeted amount.  At the time the Compensation Committee set the financial performance goals in April 2011, the Company expected that the case was substantially complete at the trial level.  Subsequently, however, the Company believed that the defendant was in contempt of the trial court’s injunction, and expended significant, unexpected resources in seeking to enforce the injunction.

ePlus inc.	www.eplus.com

The individual performance objectives varied by individual.  The categories of objectives generally include:  achieve an overall sales goal, establish a presence in certain geographic areas through a financially viable acquisition or through organic growth, increase services revenue by a target percentage, make certain key hires, oversee successful upgrade and/or specific modifications of certain software programs, and attend a minimum number of executive education courses.

At the conclusion of the fiscal year ended March 31, 2012, the Compensation Committee determined which of the various corporate, unit and individual performance objectives described under the Cash Incentive Plan were achieved. There were no waivers or modifications to any specified performance targets, goals or conditions with respect to the Cash Incentive Plan. The following table details the annual incentive cash payments earned in the fiscal year ended March 31, 2012 (but paid in the subsequent fiscal year) for each named executive officer:

Named Executive Officer	2012 Annual Incentive Cash Payment ($)	2011 Annual Incentive Cash Payment ($)	% Change 2011 to 2012
Phillip G. Norton	245,281	280,000	-12%
Bruce M. Bowen	131,888	165,000	-20%
Elaine D. Marion	148,200	162,500	-9%
Mark P. Marron	194,775	225,000	-13%
Steven J. Mencarini	125,035	137,500	-9%

Long-Term Equity Compensation

The Compensation Committee believes long-term equity awards are the most effective way to attract and retain a talented executive team and align executives’ interests with those of shareholders.  Our long-term equity compensation is focused on rewarding multi-year financial performance, as well as long-term growth in shareholder value.  When determining the level of the grant, the Committee considers each named executive officer’s functional and enterprise management responsibilities, potential contributions to the Company’s profitability and growth, the value of prior long-term incentive grants and other non-cash compensation (such as, in the case of Messrs. Bowen and Mencarini, participation in any Supplemental Benefit Plans), and each executive’s total compensation, including cash compensation.  However, the Committee does not use a formula or assign a particular weight to any one factor in determining equity award grant levels.  Rather, the Committee’s determination of grant levels is subjective, and the Committee grants awards that it believes in its judgment are reasonably competitive.

In determining the number of shares to award, the Committee also reviewed the salary, cash bonus, and other compensation (as more fully described below with regard to Messrs. Bowen and Mencarini) of each executive officer. With regard to functional and enterprise management responsibilities, Mr. Norton and Ms. Marion have company-wide responsibility for strategic planning and risk management, SEC filings, profitability and growth.  Mr. Norton’s responsibilities further include responsibility for organic growth or a financially and strategically viable acquisition that meets certain criteria, and an increase in sales in each of the Company’s two business segments.  Ms. Marion’s responsibilities include such matters as overseeing the financial functions of the organization, timely and accurate filings with the SEC, overseeing the internal control environment, and managing the Company’s participation in internal and external audits.  Mr. Marron is our Chief Operating Officer, and is also the president of our subsidiary, ePlus Technology, inc., which is part of the technology sales business segment and encompasses more than 90% of the Company’s total revenue.  His responsibilities include participating in setting strategic objectives for the Company as a whole, achieving specified growth in certain areas, and other tasks which are critical to the efficient and effective functioning of a sales team that consists of over 300 salespeople and staff.

Mr. Bowen has primary responsibility for the strategy, organization and operations for all of the Company’s activities within the financing business segment.  As president of the financing business segment of the Company, Mr. Bowen leads a team of approximately three dozen salespeople and staff. Mr. Bowen also provides strategic insight into how our business segments function together and in the marketplace.  His responsibilities are focused on increasing lease origination, obtaining new customers for the financing business segment, and managing the financing division.  In addition, Mr. Bowen is a participant in the ePlus Supplemental Benefit Plan, under which he has received a life insurance policy.  In awarding the restricted stock, the Compensation Committee considered the value of the Supplemental Benefit Plan, and the increase in the value of the policy during the fiscal year ended March 31, 2011.  Mr. Bowen’s restricted stock award reflects the fact that he oversees a smaller group and that he will derive significant value from the life insurance policy.

ePlus inc.	www.eplus.com

Our Senior Vice President of Business Operations, Mr. Mencarini manages our insurance strategy, and contracts and human resources departments, and assists with our budgeting process.  He is not responsible for profitability or growth, and leads a team of approximately two dozen people.   Like Mr. Bowen, he is a participant in our Supplemental Benefit Plan.  In awarding the restricted stock, the Compensation Committee considered the value of the Supplemental Benefit Plan, Mr. Mencarini’s job duties, and his overall compensation.

The Company believes that restricted stock helps to create incentives for performance and further align the interests of executives with those of shareholders because a restricted stock’s value increases or decreases in conjunction with the Company’s stock price.  In addition, the Company believes granting awards with long vesting periods creates a substantial retention incentive and encourages the named executive officers to focus on the Company’s long-term business objectives and stock performance.  The Company had issued no equity compensation for several years prior to fiscal year 2010.  Beginning in fiscal year 2010, the Company began making restricted stock awards to named executive officers, has made such grants annually since then, and may continue to do so.  To date, all restricted shares granted to executive officers or other employees vest over a three-year period.

Consistent with the philosophy described above, the Compensation Committee awarded restricted stock in fiscal 2012 to each of the named executive officers. The awards, which will vest over a three-year period subject to each named executive officer’s continued service to the Company, consisted of 30,000 shares for Mr. Norton, 10,000 shares for Mr. Bowen, 20,000 shares for Ms. Marion, 20,000 shares for Mr. Marron and 2,250 shares for Mr. Mencarini.  All of the grants were made on June 15, 2011.

Other Aspects of Our Executive Compensation Program

Benefits and Perquisites

Our named executive officers receive a variety of benefits, including the following benefits that are available to all full-time employees:

•	a medical plan which encompasses medical, dental, vision, prescription drug and mental health services (employee shares cost);
•	pre-tax health and dependent care flexible spending accounts;
•	group life insurance and accidental death and disbursement ("AD&D") insurance coverage (company paid) and supplemental life and AD&D insurance coverage (employee shares cost);
•	life and AD&D coverage for spouses and dependents (employee paid);
•	long-term disability insurance coverage equal to 60% of base salary up to a maximum benefit of $120,000 per year (employee shares cost);
•	family and medical leave;
•	401(k) match; and
•	workers’ compensation insurance.

Additionally, pursuant to his employment agreement, our Chief Executive Officer Mr. Norton is entitled to be reimbursed by us, not more often than annually, for his participation in an executive health assessment program.

Stock Ownership Guidelines and Return of Incentive Compensation by Named Executive Officers

On February 9, 2012 our Board of Directors adopted Stock Ownership Guidelines for our executive officers, to further align the interests of our executive officers with the interests of our shareholders.  The guidelines are expressed as a multiple of base salary as of April 1, 2012, or as of the date they are identified as executive officers (if subsequent to April 1, 2012).  Our Chief Executive Officer is expected to retain a multiple of three times his annual base salary, and other executive officers are expected to reach a multiple of one time their annual base salary.  Our current executive officers have until March 15, 2015 to reach the guideline.  Executive officers are expected to retain one-half of all equity grants until such time as the target stock ownership is reached.  The guidelines may be waived at the discretion of  our Compensation Committee in the event of an extraordinary expense (such as, for example, housing or higher education needs), or if compliance would create a severe hardship or prevent an executive from complying with a court order, as in the case of a divorce or other property settlement.  However, the Company expects such instances to be rare, and has not granted any waivers.

ePlus inc.	www.eplus.com

Our Cash Incentive Plan for fiscal years beginning April 1, 2011 provides that in the event an award was paid based on incorrect financial results, the Compensation Committee will review the payment.  If the amount of the payment would have been lower had the level of achievement of applicable financial performance goals been calculated based on the correct financial results, the Compensation Committee may, in its sole discretion, adjust (i.e., lower) the amount of such payment so that it reflects the amount that would have applied based on the correct financial results, and, to the extent permitted by applicable law, require the reimbursement by the participant of any amount paid to or received by the participant with respect to such award.  Additionally, the Cash Incentive Plan provides that cash payments under the plan are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

Deductibility of Named Executive Officer Compensation

Within our performance-based compensation program, we aim to compensate our named executive officers in a manner that is tax-effective for the Company. Under Section 162(m) of the Internal Revenue Code, annual compensation in excess of $1 million to each of a company’s CEO and four other most highly compensated executive officers that is not paid pursuant to a plan approved by shareholders and does not satisfy the performance-based exception of Section 162(m) is not deductible as a compensation expense for federal income tax purposes.

Because qualified performance-based compensation is not subject to the $1 million limit if certain requirements are met, we have sought to structure most at-risk elements of our executive compensation program so as to qualify those elements as performance-based compensation.  In connection with this endeavor, last year we asked shareholders to  adopt performance goals within our Cash Incentive Plan, which will further increase our ability to qualify certain payments as performance-based compensation.  Shareholders overwhelmingly approved the performance goals, with 98.7% of shares present and entitled to vote approving the goals. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions as noted above and retains the flexibility to grant awards it determines to be consistent with the Company’s goal for its executive compensation program even if the award is not deductible by the Company for tax purposes.  During the fiscal year beginning April 1, 2011, none of the incentive awards paid to executives qualified as deductible under Section 162(m).

In addition, our Employee LTIP was structured so that, in the discretion of the Compensation Committee, certain equity awards may be made to the named executive officers that are intended to constitute qualified performance-based compensation. Awards structured in such manner will not be subject to the $1 million deduction limitation.  However, not all awards under the Employee LTIP will qualify for the deduction.

ePlus inc.	www.eplus.com

EXECUTIVE COMPENSATION

The following table includes compensation information concerning compensation paid to or earned by the named executive officers for each of the years they were so designated during fiscal years 2012, 2011 and 2010.

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Phillip G. Norton – Chairman of the	2012	560,000	-	691,800	-	245,281	-	3,000	(2)	1,500,081
Board, President and Chief Executive	2011	530,000	-	540,300	-	280,000	-	1,700		1,352,000
Officer	2010	454,167	85,000	635,200	-	250,000	-	1,500		1,425,867

Bruce M. Bowen – Executive Vice	2012	330,000	-	230,600	-	131,888	-	48,178	(3)	740,666
President	2011	330,000	-	180,100	-	165,000	-	45,895		720,995
	2010	330,000	-	158,800	-	165,000	-	82,424		736,224

Elaine D. Marion – Chief Finanical	2012	325,000	-	461,200	-	148,200	-	4,200	(4)	938,600
Officer	2011	325,000	-	270,150	-	162,500	-	1,700		759,350

Mark Marron – Chief Operating	2012	450,000	-	461,200	-	194,775	-	1,350	(5)	1,107,325
Officer	2011	441,732	-	369,200	-	225,000	-	208,917		1,244,849
	2010	407,597	159,786	158,800	-	-	-	842		727,025

Steven J. Mencarini – Senior Vice	2012	275,000	-	51,885	-	125,035	-	92,193	(6)	544,113
President	2011	275,000	-	45,025	-	137,500	-	86,427		543,952
	2010	275,000	-	79,400	-	137,500	-	81,607		573,507

(1)	The values in this column represent the aggregate grant date fair values of restricted stock awards. The grant date fair value is based on the closing price of the shares on such date.
(2)	Includes $3,000 of our employer 401(k) matching contributions.
(3)
Includes $3,000 of our employer 401(k) matching contributions, and $45,178 which represents the increase in the cash benefit under the Supplemental Benefit Plan during our fiscal year ended March 31, 2012.

(4)	Includes 3,000 of our employer 401(k) matching contributions, and $1,200 medical insurance waiver payment.
(5) Includes $1,350 of our employer 401(k) matching contributions.
(6)
Includes $3,000 of our employer 401(k) matching contributions, and $89,193 which represents the increase in the cash benefit under the Supplemental Benefit Plan during our fiscal year ended March 31, 2012.

ePlus inc.	www.eplus.com

Fiscal Year 2012 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Underlying Options (#)	Option Awards ($/Sh)	and Option Awards ($)
Phillip G. Norton	6/15/2011				30,000	-	-	691,800
		-	280,000	280,000
Bruce M. Bowen	6/15/2011				10,000	-	-	230,600
		-	165,000	165,000
Elaine D. Marion	6/15/2011				20,000	-	-	461,200
		-	162,500	162,500
Mark P. Marron	6/15/2011				20,000	-	-	461,200
		-	225,000	225,000
Steven J. Mencarini	6/15/2011				2,250	-	-	51,885
		-	137,500	137,500

Awards granted to the executive officers and reflected in the 2012 Grants of Plan-Based Awards table above vest equally over a three-year period.

Employment Agreements

On September 27, 2011, the Company entered into an employment agreement, or the “Norton Agreement,” with Phillip G. Norton, the Company’s Chairman, Chief Executive Officer and President.  The Agreement became effective October 1, 2011, and continues through and including July 31, 2013 (the “Norton Employment Term”).  Pursuant to the agreement, Mr. Norton received a base annual salary of $560,000, with an annual review of the salary, and he is a participant in our Cash Incentive Plan.  If Mr. Norton’s employment is terminated due to death or Incapacity (as defined in the Employment Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with the  Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to 18 months of Mr. Norton’s base salary.

Under the terms of the Norton Agreement, the Company may terminate Mr. Norton’s employment at any time with or without Good Cause (as defined in the agreement).  If the Company terminates Mr. Norton’s employment without Good Cause or Mr. Norton terminates his employment for Good Reason (as defined in the employment agreement), then he shall be entitled to (a) payment in an amount equal to 18 months of his base salary, (b) the target bonus pursuant to his then current Cash Incentive Plan and (c) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than 18 months after termination.  If the Company and Mr. Norton have not entered into a new employment agreement or extended the Norton Employment Term, and within ten (10) days following the end of the Norton Employment Term, either the Company or Mr. Norton gives notice of an at-will termination, then he shall be entitled to (a) an amount equal to 18 months of his salary and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than 18 months after termination.  In addition, if Mr. Norton's employment terminates for any reason, he will be entitled to have any term insurance policies that the Company then owns on his life assigned to him, provided he pays to the Company the amount of premiums previously paid by the Company for life insurance coverage subsequent to the date of assignment.  The agreement further provides that, in the event Mr. Norton receives any bonus or other incentive compensation based on incorrect financial results, the Compensation Committee will review the payment, and, if the amount of the payment would have been lower had the level of achievement of applicable financial performance goals been calculated based on the correct financial results, the Compensation Committee can lower the amount of such payment so that it reflects the amount that would have applied based on the correct financial results, and, to the extent permitted by applicable law, require the reimbursement of any amount paid with respect to the bonus or other incentive compensation.  Additionally, the agreement provides that bonuses or other compensation are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.  This provision does not apply to time-vested stock options, restricted stock or restricted stock units which are not awarded, granted or vested based on financial measure required to be reported under the securities laws.  The Norton Agreement contains a “claw back” provision, which makes bonuses or other incentive compensation subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder, and enables the Committee to require reimbursement from him in the event a bonus or other incentive compensation was paid to him based on incorrect financial results.  The Norton Agreement also provides that in the event a severance payment would be subject to the excise tax provided in IRS Code Section 280G, he will receive a lesser payment if he would receive a greater after-tax benefit.  This will better enable the Company to obtain a tax deduction.

ePlus inc.	www.eplus.com

On September 27, 2011, the Company entered into an employment agreement, or the “Bowen Agreement,” with its Executive Vice President Bruce M. Bowen.   The Bowen Agreement was effective as of October 1, 2011, and continues through and including July 31, 2012 (the “Bowen Employment Term”).  If the Bowen Employment Term ends without the parties’ entering into a new employment agreement or extending the Bowen Employment Term, Mr. Bowen shall continue as an at-will employee.  The Bowen Agreement specifies an annual base salary of $330,000.  In addition, Mr. Bowen will be eligible for an annual bonus under the terms and conditions of the Cash Incentive Plan, and certain other benefits and reimbursement of business expenses.  If Mr. Bowen’s employment is terminated due to death or Incapacity (as defined in the Bowen Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with its Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to one year of Mr. Bowen’s base salary.  The Bowen Agreement provides that the Company may terminate Mr. Bowen’s employment at any time with or without Good Cause (as defined in the Bowen Agreement).  If the Company terminates Mr. Bowen’s employment without Good Cause or Mr. Bowen terminates his employment for Good Reason (as defined in the Bowen Agreement), then he shall be entitled to (a) payment in an amount equal to one year of his base salary, and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than one year after termination, paid by the Company.  If the Company and Mr. Bowen have not entered into a new employment agreement or extended the Bowen Employment Term, and within ten (10) days following the end of the Bowen Employment Term, either the Company or Mr. Bowen gives notice of an at-will termination, then Mr. Bowen shall be entitled to (a) an amount equal to one year of  his base salary and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than one year after termination, paid by the Company.  The agreement further provides that, in the event Mr. Bowen receives any bonus or other incentive compensation based on incorrect financial results, the Compensation Committee will review the payment, and, if the amount of the payment would have been lower had the level of achievement of applicable financial performance goals been calculated based on the correct financial results, the Compensation Committee can lower the amount of such payment so that it reflects the amount that would have applied based on the correct financial results, and, to the extent permitted by applicable law, require the reimbursement of any amount paid with respect to the bonus or other incentive compensation.  Additionally, the agreement provides that bonuses or other compensation are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.  This provision does not apply to time-vested stock options, restricted stock or restricted stock units which are not awarded, granted or vested based on financial measure required to be reported under the securities laws.  The Bowen Agreement contains a “claw back” provision, which makes bonuses or other incentive compensation subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder, and enables the Committee to require reimbursement from him in the event a bonus or other incentive compensation was paid to him based on incorrect financial results.  The Bowen Agreement also provides that in the event a severance payment would be subject to the excise tax provided in IRS Code Section 280G, he will receive a lesser payment if he would receive a greater after-tax benefit.  This will better enable the Company to obtain a tax deduction.

On September 27, 2011, the Company entered into an employment agreement, or the “Marion Agreement,” with its Chief Financial Officer Elaine D. Marion.   The Marion Agreement was effective as of October 1, 2011, and continues through and including July 31, 2012 (the “Marion Employment Term”).  If the Marion Employment Term ends without the parties’ entering into a new employment agreement or extending the Marion Employment Term, Ms. Marion shall continue as an at-will employee.  The Marion Agreement specifies an annual base salary of $325,000.  In addition, Ms. Marion will be eligible for an annual bonus under the terms and conditions of the Cash Incentive Plan, and certain other benefits and reimbursement of business expenses.  If Ms. Marion’s employment is terminated due to death or Incapacity (as defined in the Marion Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with its Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to one year of Ms. Marion’s base salary.  The Marion Agreement provides that the Company may terminate Ms. Marion’s employment at any time with or without Good Cause (as defined in the Marion Agreement).  If the Company terminates Ms. Marion’s employment without Good Cause or Ms. Marion terminates her employment for Good Reason (as defined in the Marion Agreement), then she shall be entitled to (a) payment in an amount equal to one year of her base salary, and (b) continued medical and dental insurance for herself and her dependents through COBRA for a period not longer than one year after termination, paid by the Company.  If the Company and Ms. Marion have not entered into a new employment agreement or extended the Marion Employment Term, and within ten (10) days following the end of the Marion Employment Term, either the Company or Ms. Marion gives notice of an at-will termination, then Ms. Marion shall be entitled to (a) an amount equal to one year of  her base salary and (b) continued medical and dental insurance for herself and her dependents through COBRA for a period not longer than one year after termination, paid by the Company.  The agreement further provides that, in the event Ms. Marion receives any bonus or other incentive compensation based on incorrect financial results, the Compensation Committee will review the payment, and, if the amount of the payment would have been lower had the level of achievement of applicable financial performance goals been calculated based on the correct financial results, the Compensation Committee can lower the amount of such payment so that it reflects the amount that would have applied based on the correct financial results, and, to the extent permitted by applicable law, require the reimbursement of any amount paid with respect to the bonus or other incentive compensation.  Additionally, the agreement provides that bonuses or other compensation are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.  This provision does not apply to time-vested stock options, restricted stock or restricted stock units which are not awarded, granted or vested based on financial measure required to be reported under the securities laws.  The Marion Agreement contains a “claw back” provision, which makes bonuses or other incentive compensation subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder, and enables the Committee to require reimbursement from her in the event a bonus or other incentive compensation was paid to her based on incorrect financial results.  The Marion Agreement also provides that in the event a severance payment would be subject to the excise tax provided in IRS Code Section 280G, she will receive a lesser payment if she would receive a greater after-tax benefit.  This will better enable the Company to obtain a tax deduction.

ePlus inc.	www.eplus.com

On September 27, 2011, the Company entered into an employment agreement with its Chief Operating Officer, Mark Marron, or the “Marron Agreement”. The Marron Agreement is effective as of October 1, 2011, and continues through July 31, 2012 (the “Marron Employment Term”). If the Marron Employment Term ends without the parties’ entering into a new employment agreement or extending the Marron Employment Term, Mr. Marron shall continue as an at-will employee. The agreement specifies a base annual salary of $450,000.  In addition, Mr. Marron will be eligible for an annual bonus under the terms and conditions of the Cash Incentive Plan and certain other benefits such as reimbursement of business expenses.  If Mr. Marron’s employment is terminated due to death or Incapacity (as defined in the Marron Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with the Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to one year of his base salary.  Under the terms of the Marron Agreement, the Company may terminate Mr. Marron’s employment at any time with or without Good Cause (as defined in the Marron Agreement). If the Company terminates Mr. Marron’s employment without Good Cause or Mr. Marron terminates his employment for Good Reason (as defined in the Marron Agreement), then he shall be entitled to (a) payment in an amount equal to one year of his base salary, and (b) continued medical and dental insurance paid by the company for himself and his dependents through COBRA for a period not longer than one year after termination. If the Company and Mr. Marron have not entered into a new employment agreement or extended the Marron Employment Term, and within ten (10) days following the end of the Marron Employment Term, either the Company or Mr. Marron gives notice of an at-will termination, then he shall be entitled to (a) an amount equal to one year of his base salary and (b) continued medical and dental insurance paid by the Company for himself and his dependents through COBRA for a period not longer than one year after termination.  Additionally, upon Mr. Marron’s appointment as our Chief Operating Officer in April 2010, he received reimbursement of relocation expenses in connection with his relocation to our Herndon, Virginia headquarters.  His employment agreement provides that, in the event his employment is terminated subsequent to a change in control prior to April 15, 2012, the Company will pay for Mr. Marron’s return relocation, using the same parameters as in his initial relocation assistance plan.  The agreement further provides that, in the event Mr. Marron receives any bonus or other incentive compensation based on incorrect financial results, the Compensation Committee will review the payment, and, if the amount of the payment would have been lower had the level of achievement of applicable financial performance goals been calculated based on the correct financial results, the Compensation Committee can lower the amount of such payment so that it reflects the amount that would have applied based on the correct financial results, and, to the extent permitted by applicable law, require the reimbursement of any amount paid with respect to the bonus or other incentive compensation.  Additionally, the agreement provides that bonuses or other compensation are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.  This provision does not apply to time-vested stock options, restricted stock or restricted stock units which are not awarded, granted or vested based on financial measure required to be reported under the securities laws.  The Marron Agreement contains a “claw back” provision, which makes bonuses or other incentive compensation subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder, and enables the Committee to require reimbursement from him in the event a bonus or other incentive compensation was paid to him based on incorrect financial results.  The Marron Agreement also provides that in the event a severance payment would be subject to the excise tax provided in IRS Code Section 280G, he will receive a lesser payment if he would receive a greater after-tax benefit.  This will better enable the Company to obtain a tax deduction.

ePlus inc.	www.eplus.com

On September 27, 2011, the Company also entered into an employment agreement, or the “Mencarini Agreement,” with its Senior Vice President of Business Operations, Steven Mencarini.   The Mencarini Agreement was effective as of October 1, 2011, and continues through and including July 31, 2012 (the “Mencarini Employment Term”).  If the Mencarini Employment Term ends without the parties’ entering into a new employment agreement or extending the Mencarini Employment Term, Mr. Mencarini shall continue as an at-will employee.  The Mencarini Agreement specifies an annual base salary of $275,000.  In addition, Mr. Mencarini will be eligible for an annual bonus under the terms and conditions of the Cash Incentive Plan, and certain other benefits and reimbursement of business expenses.  If Mr. Mencarini’s employment is terminated due to death or Incapacity (as defined in the Mencarini Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with its Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to one year of Mr. Mencarini base salary.  The Mencarini Agreement provides that the Company may terminate Mr. Mencarini’s employment at any time with or without Good Cause (as defined in the Mencarini Agreement).  If the Company terminates Mr. Mencarini’s employment without Good Cause or Mr. Mencarini terminates his employment for Good Reason (as defined in the Mencarini Agreement), then he shall be entitled to (a) payment in an amount equal to one year of his base salary, and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than one year after termination, paid by the Company.  If the Company and Mr. Mencarini have not entered into a new employment agreement or extended the Mencarini Employment Term, and within ten (10) days following the end of the Mencarini Employment Term, either the Company or Mr. Mencarini gives notice of an at-will termination, then Mr. Mencarini shall be entitled to (a) an amount equal to one year of  his base salary and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than one year after termination, paid by the Company.  The agreement further provides that, in the event Mr. Mencarini receives any bonus or other incentive compensation based on incorrect financial results, the Compensation Committee will review the payment, and, if the amount of the payment would have been lower had the level of achievement of applicable financial performance goals been calculated based on the correct financial results, the Compensation Committee can lower the amount of such payment so that it reflects the amount that would have applied based on the correct financial results, and, to the extent permitted by applicable law, require the reimbursement of any amount paid with respect to the bonus or other incentive compensation.  Additionally, the agreement provides that bonuses or other compensation are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.  This provision does not apply to time-vested stock options, restricted stock or restricted stock units which are not awarded, granted or vested based on financial measure required to be reported under the securities laws.  The Mencarini Agreement contains a “claw back” provision, which makes bonuses or other incentive compensation subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder, and enables the Committee to require reimbursement from him in the event a bonus or other incentive compensation was paid to him based on incorrect financial results.  The Mencarini Agreement also provides that in the event a severance payment would be subject to the excise tax provided in IRS Code Section 280G, he will receive a lesser payment if he would receive a greater after-tax benefit.  This will better enable the Company to obtain a tax deduction.

Messrs. Norton, Bowen, Marron and Mencarini, and Ms. Marion, have each agreed to non-solicitation, non-compete and confidentiality provisions in their respective employment agreements.  As a condition of receiving any termination payment under his or her respective employment agreement, the executive is required to sign a release of claims against the Company and certify that he or she has complied with the confidentiality, intellectual property, non-compete, non-solicit, conflict of interest and return of property provisions in his or her agreement.

ePlus inc.	www.eplus.com

Incentive Plan Awards Paid to Named Executive Officers

On April 25, 2011, the Compensation Committee of the Board of Directors of the Company modified the ePlus inc. Cash Incentive Plan, which was effective as of April 1, 2011.  Certain performance-based cash incentive compensation was earned by eligible executive employees under the Cash Incentive Plan.

The Cash Incentive Plan is administered by the Compensation Committee of the Board, which has full authority to determine the participants in the Cash Incentive Plan, the terms and amounts of each participant’s minimum, target and maximum awards, and the period during which the performance is to be measured.

At the conclusion of the fiscal year ended March 31, 2012, the Compensation Committee determined which of the various corporate, unit and individual performance objectives described under the Cash Incentive Plan were achieved.  A cash payment to each respective executive was based on the level of attainment of the applicable performance objectives.

The award amount paid is a percentage of base salary based on the level of attainment of the applicable performance goals as set forth in each participant’s award agreement.  The 2012 performance criteria and their relative weights for each participant were as follows. For all executives except for Ms. Marion, company financial performance, 66.6%; and individual performance, 33.3%.  For Ms. Marion, the performance criteria for company financial performance and individual performance were each weighted at 50%.  The Company’s financial performance was based on the Company’s revenue (20% of the financial performance component) and earnings before taxes (80% of the financial component) for the 2012 fiscal year as stated in the Company’s Form 10-K for such year.  As described above under “Compensation Discussion and Analysis – Components of Compensation and 2012 Compensation Determinations – Cash Compensation”, in accordance with the Cash Incentive Plan’s provisions, such earnings were adjusted to exclude the incentive compensation accrued by the Company under the Cash Incentive Plan, to exclude the effect of business operations attributable to the business operations of entities acquired during the 2012 fiscal year, and to exclude the effect of legal fees expended beyond those budgeted by Company relating to our patent infringement litigation.    The cash incentive compensation was capped at 50% of each executive’s salary, therefore, no executive received more than the maximum cash incentive payment of 50% of his or her salary.  There were no waivers or modifications to any specified performance targets, goals or conditions with respect to the Cash Incentive Plan.

Long-Term Equity Incentive Plans

At our September 2008 annual meeting of shareholders, our shareholders approved two new long-term incentive plans, the 2008 Non-Employee Director Long-Term Incentive Plan, or the “Director LTIP” and the 2008 Employee Long-Term Incentive Plan, or the “Employee LTIP.”  Under the Employee LTIP, 1,000,000 shares were authorized for grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, performance awards, or other share-based awards to ePlus employees.  The Employee LTIP is designed to encourage our employees to acquire a proprietary interest in the growth and performance of ePlus, thus enhancing the value of ePlus for the benefit of its shareholders, and to enhance our ability to attract and retain exceptionally qualified individuals.  The Employee LTIP is administered by the Compensation Committee.  Since the adoption of the Employee LTIP, we have issued grants of restricted stock to our executive officers, as well as other employees.

The Compensation Committee and the Board have approved a new 2012 Employee Long-Term Incentive Plan for which ePlus is seeking shareholder approval at the annual meeting (see “Proposal 2 – Approval of the 2012 Employee Long-Term Incentive Plan”).  If the 2012 Plan is approved by shareholders, new grants will not be made from the 2008 Employee LTIP.

ePlus inc.	www.eplus.com

Outstanding Equity Awards At Fiscal Year-End 2012

The following table provides information concerning the outstanding equity-based awards as of March 31, 2012.  No named executive officer held any unexercised stock options as of March 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Phillip G. Norton	-	-	-	-	-	63,334	2,024,788
Bruce M. Bowen	-	-	-	-	-	20,001	639,432
Elaine D. Marion	-	-	-	-	-	35,000	1,118,950
Mark P. Marron	-	-	-	-	-	36,668	1,172,276
Steven J. Marcarini	-	-	-	-	-	5,584	178,520

(1)
Restricted stock vests over a three year period beginning on the grant date and ending on the first anniversary of the grant date for one-third of the restricted stock, on the second anniversary of the grant date for one-third of the restricted stock and on the third anniversary of the grant date for the remaining one-third of the restricted stock.

(2)	Based on the March 30, 2012, closing share price of $31.97 per share.

2012 Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options by the named executive officers during the 2012 fiscal year, and on the vesting during the 2012 fiscal year of other stock awards previously granted to the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Phillip G. Norton	-	-	23,333	593,958
Bruce M. Bowen	-	-	6,666	168,516
Elaine D. Marion	-	-	10,000	252,800
Mark P. Marron	-	-	9,999	248,608
Steven J. Mencarini	-	-	2,500	64,226

(1)	Market value based upon the closing price of our common stock on the day of vesting, multiplied by the number of stock awards.

ePlus inc.	www.eplus.com

2012 Nonqualified Deferred Compensation

The following table shows the contributions to, the earnings of, and the distribution from, each named executive officer's account under the Company's nonqualified deferred compensation plan for fiscal year 2012.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
Phillip G. Norton	-	-	-	-	-
Bruce M. Bowen	-	45,178	-	-	935,914
Elaine D. Marion	-	-	-	-	-
Mark P. Marron	-	-	-	-	-
Steven J. Mencarini	-	89,193	-	-	556,568

(1)	The amounts in this column are reported in "All Other Compensation" in the Summary Compensation Table.
(2)
The nonqualified deferred compensation is based upon a hypothetical permanent whole life insurance policy for each of the named executive officer participants.  The Company's contribution for fiscal 2012 represents the annual incremental increase in the cash surrender value of the hypothetical insurance policy for each of the named executive officer participants.

Supplemental Benefit Plans

On February 28, 2005, our Board approved the adoption of an ePlus inc. Supplemental Benefit Plan for Messrs. Bowen, Mencarini and the other then executive officers except for Mr. Norton. The plan was developed and designed to provide these executive officers with a long-term incentive plan outside of the Company’s normal incentive plans.

The plan is unfunded and nonqualified and is designed to provide Messrs. Bowen and Mencarini with a cash benefit that is payable only upon the earlier to occur of:

•	death
•	termination of employment; or
•	the expiration of the plan.

The plan terminates on August 11, 2014. Under the terms of the plan, the participant or his beneficiaries have only the right to receive a single lump-sum cash distribution upon the occurrence of one of the triggering events described above. Under the terms of the plan, the participant does not have a right to accelerate payments of the benefits payable under the plan. If the participant’s employment is terminated for cause (as defined in the plan) prior to the expiration of the plan, we will have no further obligation under the plan and the participant will not be entitled to any payments under the plan. In connection with the adoption of the plan, we have established a grantor trust to which we have transferred assets intended to be used for the benefit of the participant. Through the date of distribution of plan benefits, the assets of such trusts will remain subject to the claims of our creditors and the beneficiaries of the trusts shall have standing with respect to the trusts’ assets not greater than that of our general unsecured creditors. For the year ended March 31, 2012, there were no payments to the participants under the plan. The Compensation Committee takes the amounts accruing under this plan into consideration when setting other long-term compensation awards.

ePlus inc.	www.eplus.com

Estimated Payments Upon Termination or Change in Control

For a description of the termination provisions included in the named executive officers’ employment agreements, see the disclosure under “Employment Agreements” above.  The following tables show potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a March 31, 2012 termination date and using the closing price of $31.97 per share of our common stock as of March 30, 2012, the last trading date of our fiscal year 2012.

Termination Without Cause Payment As Of March 31, 2012

Name	Salary ($)		Bonus ($)		Accrued and Unused Vacation ($)		Health and Benefits Continuation ($)		Accelerated Vesting of Restricted Stock	Supplemental Benefit Plan ($)		Total ($)
Phillip G. Norton	840,000	(1)	280,000	(3)	64,613	(4)	17,889	(5)	-	-		1,202,502
Bruce M. Bowen	330,000	(2)	-		31,730	(4)	16,734	(6)	-	935,914	(7)	1,314,378
Elaine D. Marion	325,000	(2)	-		31,248	(4)	-	(6)	-	-		356,248
Mark P. Marron	450,000	(2)	-		43,268	(4)	18,115	(6)	-	-		511,383
Steven J. Mencarini	275,000	(2)	-		22,917	(4)	18,115	(6)	-	556,568	(7)	872,600

(1)	Eighteen months of base annual salary.
(2)	One year annual base salary.
(3)	Target bonus in Mr. Norton's Executive Incentive Plan agreement.
(4)	Accrued vacation as of March 31, 2012.
(5)	Continuation of health benefits for eighteen months.
(6)	Continuation of health benefits for one year.
(7)	Payments under the Supplemental Benefit Plans. See "2012 Nonqualified Deferred Compensation - Supplemental Benefit Plans."

Termination Upon A Change In Control Payment As Of March 31, 2012

Name	Salary ($)		Bonus ($)		Accrued and Unused Vacation ($)		Health and Benefits Continuation ($)		Accelerated Vesting of Restricted Stock ($)		Supplemental Benefit Plan ($)		Reimbursement of Relocation Expense	Total ($)
Phillip G. Norton	840,000	(1)	280,000	(3)	64,613	(4)	17,889	(5)	2,024,788	(7)	-		-	3,227,290
Bruce M. Bowen	330,000	(2)	-		31,730	(4)	16,734	(6)	639,432	(7)	935,914	(8)	-	1,953,810
Elaine D. Marion	325,000	(2)	-		31,248	(4)	-	(6)	1,118,950	(7)	-		-	1,475,198
Mark P. Marron	450,000	(2)	-		43,268	(4)	18,115	(6)	1,172,276	(7)	-			1,683,659
Steven J. Mencarini	275,000	(2)	-		22,917	(4)	18,115	(6)	178,520	(7)	556,568	(8)	-	1,051,120

(1)	Eighteen months of base annual salary.
(2)	One year annual base salary.
(3)	Target bonus in Mr. Norton's Executive Incentive Plan agreement.
(4)	Accrued vacation as of March 31, 2012.
(5)	Continuation of health benefits for eighteen months.
(6)	Continuation of health benefits for one year.
(7)	Total number of unvested restricted shares multiplied by the closing price of our stock on the NASDAQ Global Select Market on March 30, 2012.
(8)	Payments under the Supplemental Benefit Plans. See "2012 Nonqualified Deferred Compensation - Supplemental Benefit Plans".

ePlus inc.	www.eplus.com

Termination Upon Death Or Disability Payment As Of March 31, 2012

Name	Salary ($) (1)	Bonus ($) (2)	Accrued and Unused Vacation ($)	Accelerated Vesting of Restricted Stock ($) (3)	Supplemental Benefit Plan ($) (4)	Total ($)
Phillip G. Norton	840,000	280,000	64,613	959,100	-	2,143,713
Bruce M. Bowen	330,000	165,000	31,730	319,700	2,650,000	3,496,430
Elaine D. Marion	325,000	162,500	31,248	639,400	-	1,158,148
Mark P. Marron	450,000	225,000	43,268	639,400	-	1,357,668
Steven J. Mencarini	275,000	137,500	22,917	71,933	1,400,000	1,907,350

(1)	Reflects payment due in the event of incapacity. In the event of death, no additional salary payments are due.
(2)	The Compensation Committee has discretion to award a pro-rated amount of the target bonus, based upon the date of the executive's death or incapacity. The above reflects the maximum possible award.
(3)
For stock grants issued in fiscal years 2010 and 2009, unvested restricted stock may be transferred to family members or trusts by will or by the laws of descent and distribution, however, the vesting is not accelerated.  Restricted stock grants issued in fiscal year 2012 accelerate upon the recipient’s death or disability.

(4)	Payments under the Supplemental Benefit Plans. See "2012 Nonqualified Deferred Compensation - Supplemental Benefit Plans".

Equity Compensation Plan Information

The following table provides information as of March 31, 2012, about our common stock that may be issued upon the exercise of options, warrants, and rights under our prior equity compensation plans. It also provides information regarding the number of securities available for future issuance under our current equity compensation plans, under which there are no outstanding options, warrants or rights.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	145,000	$11.91	811,834	(1)
Equity compensation plans not approved by security holders	-		-
Total	145,000		811,834

(1)
This number includes 168,237 shares reserved for issuance under the 2008 Non-Employee Director Long-Term Incentive Plan and available for future restricted stock awards, and 643,597 shares reserved for issuance under the 2008 Employee Long-Term Incentive Plan.

ePlus inc.	www.eplus.com

PROPOSALS

Proposal 1 - Election Of Directors

(Proposal # 1 on Proxy Card)

The Board of Directors presently has eight members.  The Board of Directors has nominated directors Norton, Bowen, O’Donnell, Cooper, Faulders, Herman, Hovde and Callies to be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees for election is currently a director of the Company and was selected by the Board of Directors as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee. Biographical information as of June 30, 2012 for each nominee is provided below.

Unless otherwise instructed or unless authority to vote is withheld, all signed proxies will be voted for the election of the Board’s nominees. Each of the nominees has agreed to be named in this proxy statement and to serve if elected, and we know of no reason why any of the nominees would not be able to serve. However, if any nominee is unable or declines to serve as a director, or if a vacancy occurs before the election (which events are not currently anticipated), the proxy holders will vote for the election of such other person or persons as are nominated by the Board.

Vote Required

The eight nominees receiving the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the meeting, will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote in favor of the election of Messrs. Norton, Bowen, O’Donnell, Cooper, Faulders, Herman, Hovde and Callies.

Phillip G. Norton, age 68, joined the Company in March 1993 and has served since as its Chairman of the Board and Chief Executive Officer.  Since September 1, 1996, Mr. Norton has also served as President of the Company.  Mr. Norton had extensive leasing experience prior to joining ePlus.  With over thirty years of senior management experience in the equipment leasing and equipment sales markets, Mr. Norton brings leadership, vision, and extensive business, operating, and financing experience to the Company.  He has tremendous knowledge of our markets, and since joining the Company in 1993, he has guided the expansion of our business lines and revenues.  Today, we are a provider of advanced technology solutions, leasing, and software with over $863 million in revenues, as compared to our initial businesses of equipment leasing and brokerage with revenues of $40 million when the Company went public in 1996.  As CEO, Mr. Norton has led several successful capital raising initiatives, including our IPO and secondary offerings and two private equity rounds; multiple accretive acquisitions in three different business lines; the hiring and retention of numerous highly qualified personnel; the successful litigation of multiple patent infringement lawsuits protecting our patent rights; and the development of strong industry relationships with key technology partners.

From 1970-1975, he worked in various sales and management roles for Memorex Corporation, a manufacturer of storage and communication equipment and from 1975-1978, he was Vice President of Federal Leasing Corporation, a provider of financing and logistics to federal, state, and local governments.  He was founder, Chairman of the Board of Directors, President and Chief Executive Officer of Systems Leasing Corporation, an equipment leasing and equipment brokerage company which he founded in 1978 and sold to PacifiCorp, Inc., a large Northwest utility, in 1986.  From 1986 to 1990, Mr. Norton served as President and CEO of PacifiCorp Capital, Inc., the leasing entity of PacifiCorp, Inc., which had over $650 million of leased assets.  From 1990 until 1993, Mr. Norton coached high school basketball and invested in real estate.  In June 2011, Mr. Norton began serving on the Board of Directors of The Northern Virginia Technology Council, the largest membership and trade association for the technology in the United States.  Mr. Norton is a 1966 graduate of the U.S. Naval Academy, with a Bachelor of Science in engineering, and served in the U.S. Navy from 1966-1970 as a Lieutenant in the Supply Corps.

ePlus inc.	www.eplus.com

Bruce M. Bowen, age 60, founded our company in 1990 and served as our President until September 1996. Since September 1996, Mr. Bowen has served as our Executive Vice President and from September 1996 to June 1997 also served as our Chief Financial Officer. Mr. Bowen has served on the Board since our founding. Mr. Bowen is a 1973 graduate of the University of Maryland with a Bachelor of Science in Finance and in 1978 received a Masters of Business Administration in Finance from the University of Maryland.

Mr. Bowen has been in the equipment leasing business since 1975. Prior to founding the Company he served as Senior Vice President of PacifiCorp Capital, Inc.  In the past, he has served as Chairman of the Association for Government Leasing and Finance as well as various committees of the Equipment Leasing and Finance Association, which gave him a broad understanding of issues affecting our industry. During his leasing career, Mr. Bowen has participated in equipment lease financing in excess of $2 billion, involving many major vendors as well as government contractors. Throughout his leasing career, he has been responsible for finance and funding, and sales and operations activities, providing the Board with a vast array of knowledge in a multitude of industry-specific areas.

Terrence O’Donnell, age 68, joined our Board in November 1996 upon the completion of our IPO. Mr. O’Donnell is a partner with the law firm of Williams & Connelly LLP in Washington D.C.  He served as Executive Vice President, General Counsel and Chief Compliance Officer of Textron, Inc. from March 2000 and Corporate Secretary from 2009, until he retired from Textron Inc. on January 31, 2012.  Mr. O’Donnell has practiced law since 1977, and from 1989 to 1992 served as General Counsel to the U.S. Department of Defense. Mr. O’Donnell served on the Board of Directors and the Compensation, Nominating and Audit Committees of IGI Laboratories, Inc., an NYSE-Amex Equities company from 1993 to 2009. Mr. O’Donnell is a 1966 graduate of the U.S. Air Force Academy and received a Juris Doctor from Georgetown University Law Center in 1971.

Mr. O’Donnell brings to the Board of Directors experience in a variety of capacities relevant to the business of the Company.  His role at Textron Inc., a multi-industry company with global operations including a commercial finance subsidiary, as Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, provided valuable experience in business, finance, compliance, leasing, government procurement, environmental, health and safety, corporate and securities law, board and corporate governance, and internal controls, all of which complement directly his service on the Board of ePlus. His public service as a White House staff member for 5 years, 1972-1977, and as General Counsel of the Department of Defense, 1989-1992, have provided a deep understanding of the federal government, a customer of the Company and the governmental regulatory environment.  His service on the board and committees of another public company, IGI, Inc. for some 16 years, including his chairmanship of the IGI Audit Committee for over 12 years, provides insight and experience relevant to his service on the Board of ePlus and his role as Chairman of the Audit Committee.  His private practice experience at Williams & Connolly has also provided significant experience in regulatory matters, litigation, and securities and corporate law.

Milton E. Cooper, Jr., age 73, joined our Board in November 2003. Mr. Cooper served with Computer Sciences Corporation (“CSC”) from September 1984 until his retirement in May 2001, first as Vice President, Business Development and then (from January 1992) as President, Federal Sector. Under his leadership, CSC’s Federal Sector grew to more than 17,000 information technology professionals and accounted for approximately 25 percent of CSC’s fiscal year 2001 annual revenues of $10.5 billion. Prior to joining CSC, Mr. Cooper served in various marketing and general management positions at IBM Corporation, Telex Corporation and Raytheon Company.

Mr. Cooper has served on numerous committees and organizations including: Chairman, Armed Forces Communications and Electronics Association (AFCEA); Chairman, Secretary of the Army’s National Science Center Advisory Board; Member of the Board of Directors of the Information Technology Association of America (ITAA), the National Defense Industrial Association and the USO. He served on the Identix, Inc. Board from 2001 until its merger with Viisage in 2006. During that time, he was Chairman of the Board from 2004 – 2006. He served on the Board of Directors of L-1 Identity Solutions Inc. from 2006 until the acquisition of L-1 in July 2011 by Safran S.A.  In 2002, he was recognized as the “20 Year Outstanding Industry Executive” by Government Computer News (a Washington Post Company). Mr. Cooper is a 1960 graduate of the United States Military Academy. He served as an artillery officer with the 82nd Airborne Division before leaving active duty in 1963.

Mr. Cooper’s senior executive role at CSC has provided him with expertise in federal government contracting in the technology area. His skills in this area bring a depth of experience to the Board that is directly applicable to a core business for the Company. In addition, Mr. Cooper’s senior-level experience with the federal government provides him with valuable insights into the perspective of a customer. Mr. Cooper dedicates substantial time to Board matters, serving as a member of our Compensation Committee, and as a member of our Nominating and Corporate Governance Committee.

ePlus inc.	www.eplus.com

C. Thomas Faulders III, age 62, joined our Board in July 1998. Mr. Faulders has been the President and Chief Executive Officer of the University of Virginia Alumni Association since 2006. Prior to that, Mr. Faulders served as the Chairman and Chief Executive Officer of LCC International, Inc. from 1999 to 2005 and as Chairman of Telesciences, Inc., an information services company, from 1998 to 1999. From 1995 to 1998, Mr. Faulders was Executive Vice President, Treasurer, and Chief Financial Officer of BDM International, Inc., a prominent systems integration company. Mr. Faulders also served as the Vice President and Chief Financial Officer of COMSAT Corporation, an international satellite communication company, from 1992 to 1995.  Prior to this, Mr. Faulders served in a variety of executive roles at MCI, including Treasurer and Senior Vice President of Marketing.  Mr. Faulders is the Vice-Chair of the Board of Trustees of Randolph College in Lynchburg, Virginia. He has served on numerous boards in the past and has held roles as chairs of compensation, audit and governance committees.  He is a 1971 graduate of the University of Virginia and in 1981 received a Masters of Business Administration from the Wharton School of the University of Pennsylvania.

Mr. Faulders’ extensive executive and financial experience in the telecommunications and high tech sectors enables him to assist ePlus directly in the oversight of financial and SEC reporting matters, and the knowledge and experience to provide insight and guidance in the formulation of strategic planning.  He qualifies as an audit committee financial expert within the meaning of SEC regulations.

Lawrence S. Herman, age 68, joined our Board of Directors in March 2001. Until his retirement in July 2007, Mr. Herman was one of KPMG’s and BearingPoint’s most senior Managing Directors with responsibility for managing the strategy and emerging markets in the company’s state and local government practice. During his 40 year career with BearingPoint and KPMG, Mr. Herman specialized in developing, evaluating, and implementing financial and management systems and strategies for state and local governments around the nation, as well as mid-market companies and organizations. In many assignments during his 40 plus year career with KPMG and BearingPoint, Mr. Herman was responsible for directing teams which evaluated, designed and implemented systems of internal controls covering procurement, accounting and human resources systems. He has directed accounting systems integration projects for private sector as well as state and local governments, and several statewide performance and budget reviews for California, North Carolina, South Carolina, Louisiana, Oklahoma, and others, resulting in strategic fiscal and technology plans. He is considered to be one of the nation’s foremost state budget, financial accounting and fiscal planning experts. Mr. Herman received his Bachelor of Science degree in Mathematics and Economics from Tufts University in 1965 and his Masters of Business Administration in 1967 from Harvard Business School.

Mr. Herman’s senior executive role as Managing Director at both KPMG and BearingPoint provided him with significant expertise in private sector and public sector government systems and technology issues. These roles provide the Board and the Company with significant expertise and experience in market segments core to the Company's business.  Mr. Herman dedicates substantial time to Board matters, serving as the Chairman of our Nominating and Corporate Governance Committee, and as a member of both our Compensation and Audit Committees.

Eric D. Hovde, age 48, joined our Board in November 2006. Mr. Hovde is the Chief Executive Officer of Hovde Properties, LLC, a real estate management company.  He is also President and Chief Executive Officer of Hovde Capital Advisors LLC, an SEC-registered investment adviser, which manages private investment funds and managed accounts focusing primarily on the financial services and real estate-related industry. In this capacity, Mr. Hovde provides the investment team with strategic direction and guidance in their investment decisions. He is also President and Chief Executive Officer of Hovde Private Equity Advisors LLC, a private equity firm also focused on the financial services industry. Mr. Hovde previously was the CEO of Hovde Financial, an investment banking organization that he co-founded focused on the mergers and acquisitions of banks and thrifts. In this capacity, he was involved in the negotiation, structuring, and consummation of countless private sector mergers and acquisitions, as well as numerous acquisitions from either the RTC or the FDIC on behalf of Hovde Financial’s clients. Mr. Hovde has also served as a director on numerous bank and thrift boards and currently serves as the Chairman of Sunwest Bancorp in Orange County, California. Mr. Hovde has also served on the boards and various committees of both public and private companies.  On March 8, 2012, Mr. Hovde announced his candidacy for the United States Senate from the state of Wisconsin.

ePlus inc.	www.eplus.com

Mr. Hovde’s career has provided him with an expertise in the financial services industry and the investment management areas and, as such, he has been featured on numerous occasions on financial television and in national print media publications—including CNBC, Bloomberg TV, and The Wall Street Journal. His familiarity and understanding of the interplay between the economy and the financial and real estate markets has provided him with a knowledgeable perspective enabling him to act in multiple capacities – that of an executive, an industry commentator, and a financial industry expert.

Mr. Hovde is also the co-founder and a trustee of The Eric D. and Steven D. Hovde Foundation, a non-profit organization that actively supports clinical research to find a cure for Multiple Sclerosis, finances safe homes that provide shelter, supportive services, education and love to vulnerable street children, and charitable relief in devastated areas around the world. Mr. Hovde received his degrees in Economics and International Relations from the University of Wisconsin.

John E. Callies, age 58, joined our board in July 2010.  Mr. Callies was employed by IBM in various capacities for thirty-four years.  Most recently, he served as general manager of IBM Global Financing from 2004 until his retirement in June 2010. With operations in 55 countries supporting 125,000 clients, he led the world's largest information technology financing and asset management organization and Mr. Callies was responsible for business direction and management of a portfolio of nearly $35 billion in total assets. Previously, as vice president, marketing, On Demand Business for IBM, Mr. Callies had company-wide responsibility for all marketing efforts in support of On Demand Business, along with leading the marketing management discipline for IBM.  In 2003, Mr. Callies was appointed vice president, marketing and strategy, of IBM Systems Group.  Prior to that, beginning in 1996 when he was named general manager, small and medium business, IBM Asia Pacific Corporation, based in Tokyo, Japan, Mr. Callies has filled roles in marketing and marketing management.  In 1991 he was named general manager of IBM Credit Corporation’s end-user financing division, now called IBM Global Financing.  His career at IBM Credit Corporation began in 1985, when he progressed through various executive positions in sales and operations.  Mr. Callies is a former Chair of the Board of Governors of Fairfield Preparatory School in Fairfield, Connecticut and former member of the advisory board of Lehigh University.  He also serves on the Advisory Board of the Leeds School of Business at the University of Colorado. Mr. Callies is a 1976 graduate of Lehigh University.

Mr. Callies brings over thirty years of experience in the technology marketplace to the ePlus Board. In particular, his broad understanding of the computer reseller channel, financing and international markets will help the Company strengthen its position in the marketplace.

Proposal 2 – Approval of the 2012 Employee Long-Term Incentive Plan

(Proposal # 2 on Proxy Card)

On July 18, 2012, the Board of Directors adopted the 2012 Employee Long-Term Incentive Plan (the “Employee Plan”), subject to stockholder approval.  If the Employee Plan is adopted by stockholders, we do not intend to grant any additional awards under the 2008 Employee Long-Term Incentive Plan (the “2008 Employee LTIP”) or any earlier plan.

Stockholders are requested in this Proposal 2 to approve the Employee Plan.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Employee Plan.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

The description below of the Employee Plan is qualified in its entirety by reference to the full text of the Employee Plan, a copy of which is attached as Annex A to these proxy materials.

The Board unanimously recommends a vote FOR approval of the 2012 Employee
Long-Term Incentive Plan.

ePlus inc.	www.eplus.com

Summary of the Employee Plan

General

The Employee Plan allows for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards to ePlus employees. Under the Employee Plan, the total number of shares authorized for grant is 750,000.  This reflects a decrease of 250,000 from the 2008 Employee LTIP.   Awards granted under the 2008 Employee LTIP or any prior plan will not be counted toward the 750,000 shares authorized for grant under the Employee Plan.  The approval of the Employee Plan will allow the Compensation Committee to continue to grant restricted stock awards and a broad array of other equity incentives at levels it determines appropriate, subject to certain limitations set forth in the Employee Plan.  The purposes of the Employee Plan are to encourage employees of the Company to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.  Shares under the Employee Plan will not be used to compensate our outside directors, who are compensated under a separate Non-Employee Director Plan, which was approved by shareholders and adopted in 2008.

Administration

Pursuant to its terms, the Employee Plan is administered by the Compensation Committee of the Board of Directors.  The Compensation Committee has the power to do the following, among other powers:  designate participants, determine the number of Shares covered by an Award, determine the terms and conditions of any award, interpret and administer the Employee Plan, accelerate the vesting, exercise or payment of an award, correct any defect, supply any omission, or reconcile any inconsistency in the Employee Plan or any award in the manner and to the extent it shall deem desirable to carry the Employee Plan into effect, and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Employee Plan.

Eligibility

In general, any employee of ePlus and its consolidated subsidiaries is eligible to be designated as a participant.   As of June 30, 2012, we had approximately 836 employees.

Stock Subject to the Plan

A maximum of 750,000 shares of common stock are available for issuance under the Employee Plan, subject to adjustment as provided under the terms of the Employee Plan.  Shares issuable under the Employee Plan may consist of authorized but unissued shares or shares held in our treasury.  If any shares covered by an award granted under the Employee Plan are forfeited or withheld to cover taxes, or if an award otherwise terminates without the delivery of shares or of other consideration, then the shares covered by such award, or the number of shares otherwise counted against the aggregate number of shares available under the Employee Plan with respect to such award, to the extent of any such forfeiture or termination, shall again be available for granting awards under the Employee Plan.  The Employee Plan includes an annual per-person limitation of 50,000 options and stock appreciation rights, and also a 50,000 annual limit on restricted stock, restricted stock units, performance awards and other stock-based awards.

Section 409A

Except to the extent specifically provided otherwise by the Committee, awards are intended to satisfy the requirements of Section 409A of the Internal Revenue Code, so as to avoid the imposition of any additional taxes or penalties.  Notwithstanding any provision in the Employee Plan to the contrary, with respect to any award that is subject to Section 409A, distributions on account of a separation from service may not be made to a “specified employee,” as defined by Section 409A, before six months after the date of separation from service, or, if earlier, the date of death of the employee.

ePlus inc.	www.eplus.com

Amendments to and Termination of the Plan

The Board of Directors may amend, alter, suspend, discontinue or terminate the Employee Plan, in whole or in part, provided that no material amendment may be made without stockholder approval if said approval is required by applicable law, rule or regulation.  No amendment, alteration, suspension or discontinuation may be made without approval of stockholders if the action would increase the total number of shares available under the Employee Plan or would result in a repricing, as described below.  No amendment of the Employee Plan may materially adversely affect any right of any participant with respect to any outstanding award without the participant’s written consent. If not earlier terminated by the Board of Directors, the Employee Plan will automatically terminate on the tenth anniversary of its effective date. No awards may be granted under the Employee Plan after it is terminated, but any previously granted awards will remain in effect until they expire.

Prohibition of Repricing

Except in the event of a stock dividend, recapitalization, stock split, merger, or other similar events defined in the Employee Plan, the Board may not, without stockholder approval, take any action that would:  permit options, SARs, or other stock-based awards encompassing rights to purchase shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option or the grant price of a previously granted SAR, or the purchase price of a previously granted other stock-based award.

Terms of Options

The Committee may grant non-qualified stock options, incentive stock options, or a combination of the two.  Each award will be evidenced by an agreement, which may have additional conditions or restrictions so long as such provisions are not inconsistent with the Employee Plan.

Exercise Price.  The exercise price shall not be less than 100% of the fair market value (as  defined in the Employee Plan) of the Company’s common stock on the date of the grant.

Option Term.  The term of each Option shall not exceed ten years from the date of the grant.

Vesting.  Unless the award agreement provides otherwise, and subject to the Committee’s authority to accelerate vesting, waive or amend terms, or otherwise modify an award, options shall become vested as follows:  20% of the shares shall first become exercisable on the one-year anniversary of the date of grant, 30% of the shares shall first become exercisable on the two-year anniversary of the date of grant, and the remainder shall first become exercisable on the three-year anniversary of the date of grant.  All options shall become immediately exercisable upon a change in control.

Payment of Exercise Price.  The exercise price shall be paid in full when an option is exercised, or, at the Committee’s discretion, may be paid pursuant to a broker-assisted cashless exercise, delivery of other shares of common stock of ePlus that have been held for at least six months, or a combination of the above methods.

Termination of Employment.  Options become immediately exercisable upon the death or disability of a participant, and must be exercised, if at all, within one year after said death or disability, but in no event after the date the options would otherwise lapse.  Upon retirement, all options that are not exercisable shall be forfeited, and if exercisable, the options must be exercised, if at all, within one year of retirement but in no event after the date the options would otherwise lapse.  Options that are not exercisable shall lapse upon a termination of employment for cause.  Upon termination of employment for any reason other than death, disability, retirement or cause, all options that are not exercisable as of the date of termination shall be forfeited, and if exercisable, must be exercised, if at all, within 90 days of termination of employment.

Restrictions on Transfer.  No option shall be assignable, alienable, saleable or transferable by a participant other than by will or the laws of descent and distribution.  However, the Committee may permit a participant to designate a beneficiary to exercise the rights of the participant upon the participant’s death.

ePlus inc.	www.eplus.com

Incentive Stock Options

Terms.  The terms of incentive stock options (“ISOs”) shall be designed to comply with Section 422 of the Internal Revenue Code.  In the event any provisions of the Employee Plan would contravene the Code, such Employee Plan provision shall not apply to ISOs.  In addition to the above conditions regarding stock options, the following also apply to ISOs:

Amount of Award.  The aggregate fair market value of stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year may not exceed $100,000.  To the extent an option initially designated as an ISO exceeds this value limit or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a non-qualified stock option.

Timing of Exercise.  If the Committee exercises its discretion to permit an ISO to be exercised more than three months after the participant’s termination of employment, and the exercise occurs more than three months after the participant ceases being an employee (or more than 12 months in the event of the participant’s death or disability), such ISO shall be treated for all purposes as a non-qualified stock option.

Ten Percent Owners.  Any ISO granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of the Company’s stock shall have an exercise price per share of at least 110% of the fair market value of the stock at the date of grant, and the ISO shall expire no later than five years after the date of grant.

Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights (“SARs”).  The grant price shall not be less than 100% of the fair market value of the stock on the date of grant, except that if a SAR is granted in tandem with an option, the grant price of the SAR shall not be less than the exercise price of the option.   As determined by the Committee, the payment upon exercise may be paid in cash, shares to be valued at their fair market value on the date of exercise, by any other mode of payment deemed appropriate by the Committee or by any combination thereof. The term of each SAR shall not exceed ten years from the date of grant.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units (“RSUs”) may be awarded under the Employee Plan to any employee selected by the Compensation Committee. Generally, the Compensation Committee has the discretion to fix the amount, terms, conditions and restrictions applicable to restricted stock awards.   Any restricted stock or RSUs granted may be evidenced as the Committee deems appropriate, including, without limitation, by book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock granted under the Employee Plan, such certificate shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such restricted stock.  Unless otherwise determined by the Committee, all shares of restricted stock and RSUs still subject to restriction shall be forfeited and reacquired by the Company upon termination of employment for any reason other than death or disability.  Any conditions or restrictions on restricted stock shall lapse upon a change in control.

Except as otherwise provided in an award agreement or any special plan document governing an award, the participant will have all of the rights of a shareholder with respect to the restricted stock, including the right to vote, and the participant shall have none of the rights of a shareholder with respect to restricted stock units until such time as shares are paid in settlement of the restricted stock units.  Unless otherwise provided in the award agreement, awards of restricted stock will be entitled to full dividend rights and any dividends paid thereof will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders (or shall otherwise be in compliance with, or exempt from, Section 409A).

Performance Awards

The Employee Plan authorizes the Committee to grant Performance Awards, which include arrangements under which the grant, issuance, retention, vesting and/or transferability of any award is subject to performance criteria and additional terms or conditions as designated by the Committee.  A performance award may be payable in cash, shares of common stock (including restricted stock), other securities or other awards.

ePlus inc.	www.eplus.com

Dividend Equivalents

The Employee Plan authorizes the Committee to grant participants awards under which the holders thereof are entitled to receive payments equivalent to dividends or interest, with respect to a number of shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

Other Stock-Based Awards

The Employee Plan authorizes the Committee to grant participants other awards that are denominated or payable in shares, as the Committee deems consistent with the Employee Plan and as comply with applicable law.  The awards shall be granted for no cash consideration, or for such minimal cash consideration as may be required by applicable law.  Payment of the award may be made in cash, shares, rights in or to shares issuable under the award, other securities, or other forms as determined by the Committee, or in any combination thereof.  The Committee may establish rules and procedures relating to the awards. Except as provided by the Committee, the award shall not be assignable, alienable, saleable, or transferable other than by will or the laws of descent and distribution, although the Committee may permit a participant to designate a beneficiary to exercise the rights of the participant upon the death of the participant.

Summary of Federal Income Tax Consequences of Options and Stock Appreciation Rights

The following is a brief summary of the principal United States Federal income tax consequences of stock options and stock appreciation rights under the Employee Plan, under current United States Federal income tax laws. This summary is not intended to constitute tax advice and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Nonqualified Stock Options and Stock Appreciation Rights. A participant will not recognize any income at the time a nonqualified stock option or stock appreciation right is granted, nor will we be entitled to a deduction at that time. When a nonqualified stock option or stock appreciation right is exercised, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains on the date of exercise over the exercise price (or, for a stock appreciation right, the cash or value of shares received on exercise). Payroll taxes are required to be withheld from the participant on the amount of ordinary income recognized by the participant. We generally will be entitled to a tax deduction with respect to a nonqualified stock option or stock appreciation right at the same time and in the same amount as the participant recognizes income. The participant’s tax basis in any shares acquired by exercise of a nonqualified stock option (or received on exercise of a stock appreciation right) will be equal to the exercise price paid plus the amount of ordinary income recognized.

Upon a sale of the shares received by a participant upon the exercise of a nonqualified stock option, any gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on how long the participant held such shares prior to sale.

Incentive Stock Options. A participant will not recognize any income at the time an ISO is granted. Nor will a participant recognize any income at the time an ISO is exercised. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be a preference item that could create an alternate minimum tax liability. If a participant disposes of the shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the exercise price paid), if any, will be long-term capital gain eligible for favorable tax rates. If the participant disposes of the shares prior to the end of the holding period, the disposition is a “disqualifying disposition”, and the participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount received for the shares, over the exercise price paid. The balance of the gain or loss, if any, will be long-term or short-term capital gain or loss depending on how long the shares were held by the participant prior to disposition.

ePlus inc.	www.eplus.com

We generally are not entitled to a deduction as a result of the grant or exercise of an ISO. If a participant recognizes ordinary income as a result of a disqualifying disposition, we will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Restricted Stock.  Under Section 83 of the Code, a participant who receives a grant of restricted stock will generally have income only when the stock vests, equal to the fair market value of the stock at that time less any amount paid for the shares.  However, the grantee may make a so-called “83(b) election” to recognize ordinary income at the time of grant.  Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the grantee.  Upon the later sale of the shares, the difference between the fair market value at vesting and the sale price will be capital gain or loss.

Restricted Stock Units.  A participant will not be deemed to receive any taxable income upon the grant of restricted stock units (“RSUs”).  When vested RSUs are settled and distributed, the grantee will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less any amount paid for the RSUs.  Upon the later sale of the shares, the difference between the fair market value at settlement and the sale price will be capital gain or loss.

Code Section 162(m). With certain exceptions, Section 162(m) of the Code limits deduction for compensation in excess of $1,000,000 paid to certain “covered employees” whose compensation is reported in the compensation table included in the Company’s annual proxy statements. However, compensation paid to such employees will not be subject to such deduction limitation if it is considered “qualified performance-based compensation” (within the meaning of Section 162(m) of the Code, which, among other requirements, requires shareholder approval of the performance measures available under a plan). As previously noted, notwithstanding the adoption of the Employee Plan by shareholders, we reserve the right to pay our employees, including recipients of awards under the Employee Plan, amounts which may or may not be deductible under Section 162(m) or other provisions of the Code.

If and to the extent the Compensation Committee determines, awards granted under the Employee Plan to covered employees will comply with the requirements of Section 162(m).  Generally, this requires that the amount paid under such an award be determined based on the attainment of written, objective performance goals approved by the Compensation Committee for a performance period established by the Compensation Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.  The Compensation Committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, will certify and ascertain the amount of the applicable award.  No amount will be paid for such performance period until such certification is made by the Compensation Committee.  The amount actually paid to a participant may be less than (but not more than) the amount determined under the applicable performance formula, at the discretion of the Compensation Committee.

The Board unanimously recommends a vote FOR approval of the
2012 Employee Long-Term Incentive Plan.

Proposal 3 – Advisory Vote on Named Executive Officer Compensation

(Proposal # 3 on Proxy Card)

Our Board of Directors proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal).  We recognize the interest our shareholders have in the compensation of our executives, and we are providing this advisory proposal in recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, also known as “the Dodd-Frank Act.”

As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers, while ensuring alignment of their interests with shareholders’ interests.  Our named executive officers are critical to our success, and our compensation program is designed to reward them for their service to the Company, the achievement of specific performance goals, and the realization of increased shareholder value.  The Compensation Committee reviews the compensation programs for our named executive officers, at least annually, to ensure the fulfillment of our compensation philosophy and goals.  The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s recent and long-term success.

ePlus inc.	www.eplus.com

Please read the “Compensation Discussion and Analysis,” beginning on page 15, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and the summary compensation table and other related compensation tables and narrative, beginning on page 23, which provide detailed information on the compensation of our executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  Accordingly, we will ask our shareholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related compensation tables and narrative disclosure, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.  However, we value the opinion of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board unanimously recommends a vote FOR the approval of the advisory resolution on the compensation of our named executive officers.

Proposal 4 – Ratification of The Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Our Fiscal Year Ending March 31, 2013

(Proposal # 4 on Proxy Card)

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, or “Deloitte”, as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2013. Deloitte has served as the Company’s independent registered accounting firm since 1990, and is an independent registered public accounting firm.

Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the appointment of Deloitte as the Company’s independent registered accounting firm. However, the Company is submitting the appointment of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered accounting firm at any time if they determine that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

Auditor’s Fees

With respect to the fiscal years ended March 31, 2012, and March 31, 2011, the aggregate fees billed by Deloitte were as follows:

ePlus inc.	www.eplus.com

	Fiscal 2012 ($)	Fiscal 2011 ($)
Audit Fees	1,176,000	1,120,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	2,200	2,200
TOTAL FEES	1,178,200	1,122,200

Audit-Related Fees. There were no audit-related fees billed by Deloitte for the fiscal years ended March 31, 2012 or 2011.

Tax Fees. There were no fees billed by Deloitte for tax-related services rendered for the fiscal years ended March 31, 2012 or 2011.

All Other Fees. There were other fees billed by Deloitte for an annual license to online resources in the amount of $2,200.

There were no non-audit related services provided by Deloitte during the last two fiscal years. The Audit Committee pre-approves all auditing services (which may entail providing comfort letters in connection with securities underwriting), and all non-audit services provided to us by Deloitte, subject to a de minimis exception as set forth by the SEC.

Vote Required

To be approved, Proposal 4, ratification of appointment of independent registered accounting firm, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

The Board unanimously recommends voting FOR ratification of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending March 31, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee's purposes are to (i) assist the Board of Directors of ePlus inc. in its oversight of (a) the Company’s accounting and financial reporting processes, including audits of the Company’s financial statements and the integrity of the financial statements; (b) risk management; (c) the Company’s compliance with legal and regulatory requirements; (d) the independent auditor’s qualifications and independence; and (e) the performance of the Company’s internal audit function and independent auditor; (ii) prepare an Audit Committee report as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement; and (iii) perform other duties as enumerated in the Charter of the Audit Committee pursuant to which it operates. The function of the Audit Committee is oversight. The Board of Directors, in its business judgment and upon the recommendation of the Corporate Governance and Nominating Committee, has determined that all members of the Audit Committee are "independent," as required by applicable listing standards of the NASDAQ Stock Market, as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board of Directors has also determined that each member of the Audit Committee is able to read and understand fundamental financial statements, as such qualifications are defined under the rules of the NASDAQ Stock Market and that Mr. Faulders is an "audit committee financial expert" within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company's annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

ePlus inc.	www.eplus.com

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance (Codifications of Statements on Auditing Standards, AU380—which supersedes SAS 61). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate.

Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during the fiscal year, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact "independent" or the effectiveness of the Company's internal controls.

The Audit Committee

Terrence O’Donnell, Chairman
John E. Callies
C. Thomas Faulders III
Lawrence S. Herman

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ANNEX A

2012 EMPLOYEE LONG-TERM INCENTIVE PLAN

Section 1.	Establishment and Purpose

(a) Purpose.  The purposes of this ePlus inc. 2012 Long-Term Incentive Plan (the “Employee Plan”) are to encourage Employees of ePlus inc. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

(b) Effective Date; Shareholder Approval.  The Plan is effective September 13, 2012, subject to approval by the Company’s shareholders.

Section 2.	Definitions

As used in the Employee Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has no less than a 50% equity interest, as determined by the Committee.  With respect to Incentive Stock Options, “Affiliate” means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by an Affiliate that is a “subsidiary corporation” within the meaning of Code Section 424(d) and the rules thereunder.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Employee Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, evidencing any Award granted under the Employee Plan.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall (except as otherwise provided in an Award Agreement) mean any of the following acts by the Participant, as determined by the Committee in its reasonable and good faith discretion: (i) failure to substantially perform his or her duties (other than as a result of Disability), after the Board or the executive to which the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his or her duties; (ii) willful misconduct or gross negligence that is materially injurious to the Company or a subsidiary; (iii) prolonged absence from duty without consent by the Board or the executive to which the Participant reports (iv) breach of his or her duty of loyalty to the Company or a subsidiary; (v) removal without proper authorization from the premises of the Company or a subsidiary of a document (of any media or form) relating to the Company or a subsidiary or the customers of the Company or a subsidiary; (vi) breach of any confidentiality and/or non-compete agreement between him or her and the Company; or (vii) commission of a felony or a serious crime involving moral turpitude.

(f) “Change in Control” means an event that is “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation" within the meaning of Section 409A and that also falls within one of the following events with respect to the Company:

(i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger own more than fifty percent (50%) of the outstanding common stock of the surviving corporation immediately after the merger; or

(ii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

(iii) any action pursuant to which any person (which term may include two or more persons consistent with Section 13(d)(3) of the Exchange Act), corporation or other entity shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty (50%) percent of the combined voting power of the Company’s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities); or

(iv) the individuals (x) who, as of the Effective Date, constitute the Board (the “Original Directors”) and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board; or

(v) the dissolution or liquidation of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean the Compensation Committee of the Board of Directors of the Company, or such other committee as may be designated by the Board.  However, if a member of the Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Code or is not a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Employee Plan to a committee or subcommittee composed of members that meet the relevant requirements but shall be no fewer than two (2) individuals or any other number that Rule 16b-3 or Code Section 162(m) may require from time to time.  The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

(i) “Common Stock” shall mean shares of the Company’s common stock, par value $0.01 per share.

(j) “Disability” shall (except as otherwise provided in an Award Agreement) mean 1) any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his or her customary and usual duties for the Company (with or without a reasonable accommodation as required by law) and that in the judgment of the Committee is permanent and continuous in nature, and (2) the Committee or the Company or relevant Affiliate has provided written notice to the Participant that the Participant’s employment is terminated due to a permanent “Disability” pursuant to this section. Notwithstanding the above, with respect to an Incentive Stock Option (and if and to the extent required by Code Section 409A with respect to other Awards), Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code. The Committee may establish any process or procedure it deems appropriate for determining whether a Participant has a “Disability”.

(k) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Employee Plan.

(l) “Employee” means any person who is in the employ of the Company or any Affiliate, subject to the control and direction of the Company or any Affiliate as to both the work to be performed and the manner and method of performance.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price of a share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) if neither clause (i) above nor clause (ii) above applies, the Fair Market Value of a share of a share of Common Stock shall be determined in good faith by the Committee based on the reasonable application of a reasonable valuation method that complies with Code Section 409A and Code Section 422 if and to the extent required.

(o) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Employee Plan that is intended to meet the requirements of Sections 422 of the Code, or any successor provision thereto.

(p) “Key Employee” shall mean an Employee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(q) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Employee Plan that is not an Incentive Stock Option.

(r) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Employee Plan.

(t) “Participant” shall mean an Employee of the Company or of any Affiliate designated to be granted an Award under the Employee Plan.

(u) “Performance Award” shall mean any right granted under Section 6(d) of the Employee Plan.

(v) “Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.   With respect to any Award intended to satisfy the requirements of Code Section 162(m), performance criteria shall mean the Qualifying Performance Criteria.

(w) “Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(x) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(y) “Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or Affiliate, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: revenue, sales, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit and margin rate, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(z) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(aa) “Restricted Stock” shall mean any award of Shares granted under Section 6(c) of the Employee Plan.

(bb) “Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Employee Plan that is denominated in Shares.

(cc) “Retirement” means retirement (i) at or after age 55 with ten years of service or (ii) at or after age 65.

(dd) “Section 409A” means Section 409A of Code, and the Treasury regulations and other authoritative guidance issued thereunder.

(ee) “Shares” shall mean the Shares of Common Stock, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 7 of the Employee Plan.

(ff) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Employee Plan.

Section 3.	Administration

Except as otherwise provided herein, the Employee Plan shall be administered by the Committee, which shall have the power to interpret the Employee Plan and to adopt such rules and guidelines for implementing the terms of the Employee Plan as it may deem appropriate.  The Committee shall have the ability to modify the Employee Plan provisions, to the extent necessary, to accommodate any changes in laws and regulations in jurisdictions in which Participants will receive Awards.

(a) Subject to the terms of the Employee Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Employee Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award;

(v)	Determine the effect of termination of employment on any Award;

(vi)
determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vii)
determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Employee Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(viii)	interpret and administer the Employee Plan and any instrument or agreement relating to, or Award made under, the Employee Plan;

(ix)	establish, amend, suspend, or waive such rules and guidelines;

(x)
reduce, eliminate or accelerate any restriction or vesting requirement, applicable to an Award at any time after the grant of an Award or to extend the time for exercising any Option (but not beyond the original ten-year term), Restricted Stock Awards or Restricted Stock Units;

(xi)	to amend any Award Agreement or waive any provision, condition or limitation thereof;

(xii)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Employee Plan; and

(xiii)
correct any defect, supply any omission, or reconcile any inconsistency in the Employee Plan or any Award in the manner and to the extent it shall deem desirable to carry the Employee Plan into effect.

(b) Unless otherwise expressly provided in the Employee Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Employee Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.  Any determinations and other actions of the Committee with respect to any of the matters referred to in this Section 3 or elsewhere in the Employee Plan or in any Award Agreement need not be consistent, even among Participants who are similarly situated and/or who have previously received similar or other Awards, except as may be specifically provided to the contrary in the Employee Plan or in the applicable Award Agreement.  In addition, actions of the Committee may be taken by the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter.  Such action, authorized by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Employee Plan.  The Committee may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration and operation of the Employee Plan and may direct such persons to execute documents on behalf of the Committee.

Section 4.	Shares Available for Awards

Shares Available. Subject to adjustment as provided in Section 7, the total number of shares of Common Stock reserved and available for delivery pursuant to Awards granted under the Employee Plan shall be seven hundred fifty thousand (750,000).  If any Shares covered by an Award granted under the Employee Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Employee Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Employee Plan. Notwithstanding the foregoing but subject to adjustment as provided in Section 7, no more than seven hundred fifty thousand (750,000) Shares shall be available for delivery pursuant to the exercise of Incentive Stock Options.

Any Award made under a previous ePlus incentive plan shall continue to be subject to the terms and conditions of the plan under which it was awarded and the applicable Award Agreement.

(a)	Accounting for Awards. For purposes of this Section 4,

(i)
if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Employee Plan; and

(ii)
Dividend Equivalents denominated in Shares and Awards not denominated in Shares but potentially payable in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Employee Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares, provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan.

(iii)
Notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, or shares withheld from an Award, or delivered by a Participant to satisfy minimum tax withholding requirements, shall be available again for grant under this Plan. Shares subject to an Award under the Employee Plan may not again be made available for issuance under the Employee Plan if such Shares are: (x) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the exercise price under Options or Stock Appreciation Rights, or (z) Shares repurchased on the open market with the proceeds of an Option exercise.

(b)           Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Shares or of treasury Shares.

Section 5.	Eligibility

Any Employee of the Company or of any Affiliate shall be eligible to be designated a Participant.

Section 6.	Awards

(a) Options. Options granted under the Employee Plan may, at the discretion of the Committee, be in the form of either Non-Qualified Stock Options, Incentive Stock Options or a combination of the two.  Where both a Non-Qualified Stock Option and an Incentive Stock Option are granted to a Participant at the same time, such Awards shall be deemed to have been granted in separate grants, shall be clearly identified, and in no event will the exercise of one such Award affect the right to exercise the other Award.  Unless otherwise specified, an Option shall be a Non-Qualified Stock Option.  Subject to Section 3, the Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Employee Plan, as the Committee shall determine:

(i)
Amount of Shares. The Committee may grant Options to a Participant in such amounts as the Committee may determine, subject to the limitations se forth in Section 6(g)(v) of the Employee Plan.  The number of Shares subject to an Option shall be set forth in the applicable Award Agreement.

(ii)
Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, and except as provided in Section 4(d), that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.  The exercise price of an Option, as determined by the Committee pursuant to this Section 6(a)(ii), shall be set forth in the applicable Award Agreement.

(iii)	Option Term. Except as set forth in Section 6(a)(vii) below, the term of each Option shall not exceed ten (10) years from the date of grant.

(iv)
Timing of Exercise. Except as may otherwise be provided in the Award Agreement or as the Committee may otherwise determine, and subject to the Committee’s authority under Section 3(a) to accelerate the vesting of an Award and to waive or amend any terms, conditions, limitations or restrictions of an Award, each Option granted under the Employee Plan shall be exercisable in whole or in part, subject to the following conditions, limitations and restrictions:

(A)
20% of the Shares subject to an Option shall first become exercisable on the one-year anniversary of the date of grant, 30% shall first become exercisable on the two-year anniversary of the date of grant and the remainder shall first become exercisable on the three-year anniversary of the date of grant;

(B)	All Options subject to the Award shall become immediately exercisable upon a Change in Control;

(C)
All Options granted to a Participant shall become immediately exercisable upon the death or Disability of the Participant and must be exercised, if at all, within one year after such Participant’s death or Disability, but in no event after the date such Options would otherwise lapse. Options of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise such Options by the Participant’s will or by operation of law. In the event an Option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Option has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Option is or are the duly appointed executor(s) or administrator(s) of the deceased Participant or the person to whom the Option has been transferred by the Participant’s will or by the applicable laws of descent and distribution;

(D)
Upon an Employee’s Retirement, all Options that have not become exercisable as of the date of Retirement shall be forfeited and to the extent that Options have become exercisable as of such date, such Options must be exercised, if at all, within one year after Retirement, but in no event after the date such Options would otherwise lapse; and

(E)
The Option shall lapse upon termination of employment for Cause.  Except as otherwise provided in Section 6(a)(vii) or Section 6(g)(xii), upon an Employee’s termination of employment, for any reason other than death, Disability, Retirement or Cause, all Options that have not become exercisable as of the date of termination shall be forfeited and to the extent that Options have become exercisable as of such date, such Options must be exercised, if at all, within 90 days after such termination of employment.

(v)
Payment of Exercise Price. The exercise price shall be paid in full when the Option is exercised and stock certificates shall be registered and delivered only upon receipt of such payment. Unless otherwise provided by the Committee, payment of the exercise price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order or any other form of consideration approved by the Committee. In addition, at the discretion of the Committee, payment of all or a portion of the exercise price may be made by

(A)
Delivering a properly executed exercise notice to the Company, or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired upon exercise having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the exercise price being so paid and appropriate tax withholding;

(B)
Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months having a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the exercise price being so paid; or

(C)	any combination of the foregoing.

(vi)
Incentive Stock Options. The terms of any Incentive Stock Option granted under the Employee Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder which are hereby incorporated by reference.  In the event that any provision of the Employee Plan would contravene the Code rules that apply to Incentive Stock Options, such Plan provision shall not apply to Incentive Stock Options.  Incentive Stock Options granted under the Employee Plan shall be subject to the following additional conditions, limitations and restrictions:

(A)	Timing of Grant. No Incentive Stock Option shall be granted under the Employee Plan after the 10-year anniversary of the date the Employee Plan is adopted by the Board.

(B)
Amount of Award. The aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) may not exceed $100,000, taking Incentive Stock Option into account in the order in which they were granted.  To the extent an Option initially designated as an Incentive Stock Option exceeds the value limit of this Section or otherwise fails to satisfy the requirements applicable to Incentive Stock Options, it shall be deemed a Non-Qualified Stock Option and shall otherwise remain in full force and effect.

(C)
Timing of Exercise.  In the event that the Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant’s termination of employment and such exercise occurs more than three months after such Participant has ceased being an Employee (or more than 12 months after the Participant is Disabled or dies), such Incentive Stock Option shall thereafter be treated as a Non-Qualified Stock Option for all purposes.

(D)
Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option granted hereunder shall be exercisable, during his or her lifetime, only by the Participant.

(E)
Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the date of grant and the Option expires no later than five years after the date of grant.

(vii)
Extension of Option Term for Blackouts.  At its discretion, the Committee may extend the term of any Option beyond its earlier termination pursuant to Section 6(a)(iii),(iv)(C), (iv)(D) or (iv)(E) if the Company had prohibited the participant from exercising the Option prior to termination or expiration in order to comply with applicable Federal, state, local or foreign law, provided that such extension may not exceed  the earlier of 30 days from the date such prohibition is lifted or ten years after the Option grant date.

(viii)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Employee Plan and any applicable Award Agreement, a Stock Appreciation Right Award granted under the Employee Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, multiplied by the number of Stock Appreciation Rights granted.  As determined by the Committee, the payment upon exercise may be paid in cash, Shares to be valued at their Fair Market Value on the date of exercise, any other mode of payment deemed appropriate by the Committee or any combination thereof.  The Committee may establish a maximum appreciation value payable for stock appreciation rights.

(i)
Grant Price. Shall be determined by the Committee, provided, however, and except as provided in Section 7, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem with an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii)	Term. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii)	Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

(iv)
No Deferral Feature.  No Stock Appreciation Right shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(i)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Committee may remove any vesting condition or other restriction or reduce any restriction period applicable to a particular Restricted Stock Award or, subject to compliance with Code Section 409A, a particular grant of Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.  Except as otherwise provided in an Award Agreement or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares are paid in settlement of the Restricted Stock Units. Unless otherwise provided in the applicable Award Agreement, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders (or shall otherwise be in compliance with, or exempt from, Code Section 409A).

(ii)
Registration. Any Restricted Stock or Restricted Stock Units granted under the Employee Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Employee Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii)
Forfeiture. Upon termination of employment during the applicable restriction period for any reason other than death or Disability, except as determined otherwise by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company.

(iv)
Compliance with Section 409A.  Each Restricted Stock Unit shall comply with the requirements of subsection (a) of Section 409A (to constitute either a short-term deferral or otherwise be excluded from Section 409A, or to meet the requirements of Section 409A applicable to a deferral of compensation) and be implemented in accordance with such requirements.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. The Committee may establish a maximum Performance Award. Subject to the terms of the Employee Plan and any applicable Award Agreement, a Performance Award granted under the Employee Plan:

(i)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(ii)
shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

(e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Employee Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Employee Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Employee Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 7, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is.

(g) General.

(i)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)
Awards may be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards.

(iii)
Forms of Payment under Awards. Subject to the terms of the Employee Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)
Limits on Transfer of Awards. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, in the case of Participant’s Disability, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)
Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Employee Plan during any calendar year to an individual Participant shall not exceed fifty thousand (50,000) Shares, subject to adjustment as provided in Section 7.

(vi)
Per-Person Limitation on Certain Awards. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Employee Plan during any calendar year to an individual Participant shall not exceed fifty thousand (50,000) Shares, subject to adjustment as provided in Section 7.

(vii)
Conditions and Restrictions upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(viii)
Share Certificates. All Shares or other securities delivered under the Employee Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Employee Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or automated quotation system upon which such Shares or other securities are then listed, quoted, or traded, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions.

(ix)
Suspension of Exercise. The Company reserves the right from time to time to suspend the exercise of any stock option or stock appreciation right where such suspension is deemed by the Company as necessary or appropriate for corporate purposes.

(x)	Change in Control. Notwithstanding anything to the contrary in the Employee Plan, any conditions or restrictions on Restricted Stock shall lapse upon a Change in Control.

(xi)
Award Agreement.  Each grant of an Award under the Employee Plan will be evidenced by an Award Agreement.  Such document will contain such provisions as the Committee may in its discretion deem advisable, provided that such provisions are not inconsistent with any of the provisions of the Employee Plan.

(xii)
Special Forfeiture Provision.  If the Committee, in its discretion, determines and the applicable Award Agreement so provides, a Participant who, without prior written approval of the Company, enters into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) to any entity or person engaged in any business in which the Company or its affiliates is engaged which, in the sole judgment of the Company, is competitive with the Company or any Affiliate, (i) shall forfeit all rights under any outstanding Option or Stock Appreciation Right and shall return to the Company the amount of any profit realized upon the exercise, within such period as the Committee may determine, of any Option or Stock Appreciation Right, and (ii) shall forfeit and return to the Company all Shares of Restricted Stock and other Awards which are not then vested or which vested but remain subject to the restrictions imposed by this Section 6(g)(xii), as provided in the Award Agreement.

(xiii)
No Repricing. Repricing of Options or Stock Appreciation Rights shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or Stock Appreciation Right to lower its exercise price (other than pursuant to Section 7); (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 7. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(xiv)
Employment with Affiliate or Successor. Employment by the Company, any Affiliate or a successor to the Company shall be considered employment by the Company for all purposes of any Award. If the Award is assumed or a new award is substituted therefore in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Code), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the Award to be employment by the Company.

Section 7.	Changes in Capital Structure

(a) Mandatory Adjustments. In the event that the Committee shall determine that any stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Plan:

(i)
the number and type of Shares or other securities which thereafter may be made the subject of Awards including the limit specified in Section 4(a) regarding the number of shares that may be granted in the form of Restricted Stock, Restricted Stock Units, Performance Awards, or Other Stock-Based Awards;

(ii)	the number and type of Shares or other securities subject to outstanding Awards;

(iii)	the number and type of Shares or other securities specified as the annual per-participant limitation under Section 6(g)(v) and (vi);

(iv)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(v)	other value determinations applicable to outstanding awards.

Provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Employee Plan to violate Sections 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Notwithstanding the foregoing, no adjustments shall be made with respect to Performance Awards granted to a Key Employee to the extent such adjustment would cause the Award to fail to qualify as performance-based compensation under Section 162(m) of the Code and no adjustment shall be required if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Award.

(b) Discretionary Adjustments. Upon the occurrence of (i) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is not to be the surviving corporation, (ii) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is the surviving corporation but holders of Shares receive securities of another corporation, or (iii) a sale of all or substantially all of the Company’s assets (as an entirety) or capital stock to another person, any Award granted hereunder shall be deemed to apply to the securities, cash or other property (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of Shares equal to the number of Shares the Participant would have been entitled, and proper provisions shall be made to ensure that this clause is a condition to any such transaction; provided, however, that for an Award that is not subject to Section 409A the Committee (or, if applicable, the board of directors of the entity assuming the Company’s obligations under the Employee Plan) shall, in its discretion, have the power to either:

(i)	provide that Awards will be settled in cash rather than Stock;

(ii)	provide that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction;

(iii)	provide that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable;

(iv)
provide, upon written notice to Participants, that all Awards that are currently exercisable must be exercised within the time period specified in the notice and that all Awards not exercised as of the expiration of such period shall be terminated without consideration; provided, however, that the Committee (or successor board of directors) may provide, in its discretion, that, for purposes of this subsection, all outstanding Awards are currently exercisable, whether or not vested;

(v)
cancel any or all Awards and, in consideration of such cancellation, pay to each Participant an amount in cash with respect to each Share issuable under an Award equal to the difference between the Fair Market Value of such Share on such date (or, if greater, the value per Share of the consideration received by holders of Shares as a result of such merger, consolidation, reorganization or sale) and the Exercise Price; or

(vi)	any combination of the foregoing.

The Committee’s determination may not be uniform and may be different for different Participants whether or not such Participants are similarly situated:

Section 8.	Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Employee Plan:

(a) Amendments to the Employee Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Employee Plan, in whole or in part; provided, however, that without the prior approval of the Company’s stockholders, no material amendment shall be made if stockholder approval is required by applicable law, rule or regulation, and; provided, further, that, notwithstanding any other provision of the Employee Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the stockholders of the Company that would:

(i)	increase the total number of Shares available for Awards under the Employee Plan, except as provided in Section 7 hereof; or

(ii)
except as provided in Section 7, permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Employee Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

Section 9.	General Provisions

(a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award under the Employee Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Employee Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Employee Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Employee Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes.  The Participant may satisfy, totally or in part, his obligations pursuant to this section by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SAR’s (ii) the date of payment, in respect of Restricted Stock Units, or Performance Awards, and (iii) the expiration of the period of restriction, in respect of Restricted Stock. Any election made under this section shall be irrevocable by the Participant and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

(c) Other Company Benefit and Compensation Arrangements.  Payments and other benefits received by a Participant under an Award made pursuant to the Employee Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay law and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or Affiliate, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Employee Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Employee Plan, unless otherwise expressly provided in the Employee Plan or in any Award Agreement.

(e) Governing Law. The validity, construction, and effect of the Employee Plan and any rules and regulations relating to the Employee Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of law.

(f) Severability. If any provision of the Employee Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Employee Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Employee Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Employee Plan and any such Award shall remain in full force and effect.

(g) No Trust or Fund Created. Neither the Employee Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Employee Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Employee Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Employee Plan or any provision thereof, and, in the event of any conflict, the text of the Employee Plan, rather than such headings, shall control.

(j) Indemnification. Subject to requirements of Delaware State law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board or a delegate of the Committee so acting, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Compliance with Section 409A. Except to the extent specifically provided otherwise by the Committee, Awards under the Employee Plan are intended to either be exempt from Section 409A or structured to comply with the requirements of Section so as to avoid the imposition of any additional taxes or penalties under Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Employee Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Employee Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.  For any Award that is subject to Section 409A, all rights to amend, terminate or modify the Employee Plan or such Award are subject to the requirements and limitations of Section 409A.  Notwithstanding any provision in the Employee Plan to the contrary, with respect to any Award that is subject to Section 409A, distributions on account of a separation from service may not be made to a “specified employee” (as defined by Section 409A) before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the employee).  A Participant who is subject to the restriction described in the previous sentence shall be paid on the first day of the seventh month after the Participant’s separation from service an amount equal to the benefit that the Participant would have received during such six month period absent the restriction.

(l) Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, if and to the extent the Committee so determines, Awards granted under this Plan to Employees who are or could reasonably become Key Employees as determined by the Committee shall comply with the requirements of the performance-based exception from the tax deductibility limitations of Code Section 162(m). Generally, this requires that the amount paid under such an Award be determined based on the attainment of written, objective performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Award. No amount will be paid for such performance period until such certification is made by the Committee. The amount actually paid to a given Participant may be less than (but not more than) the amount determined under the applicable performance formula, at the discretion of the Committee.

 (m) No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. tax provisions (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Employee Plan.

(n) Compliance with Laws. The granting of Awards and the issuance of Shares under the Employee Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges or automated quotation systems on which the Company is listed, quoted or traded as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Employee Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)
completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(o) Code Section 83(b) Elections.  Neither the Company, any Affiliate, nor the Committee shall have any responsibility in connection with a Participant’s election, or attempt to elect, under Code section 83(b) to include the value of a Restricted Stock Award in the Participant’s gross income for the year of payment.  Any Participant who makes a Code section 83(b) election with respect to any such Award shall promptly notify the Committee of such election and provide the Committee with a copy thereof.

(p) Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Section 10.	Term of the Employee Plan

The Plan shall remain in full force and effect through the tenth (10th) anniversary of the Effective Date, unless sooner terminated by the Board.  After the Employee Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Employee Plan’s terms and conditions.